Exhibit 4.4

THE KELLOGG COMPANY

BAKERY, CONFECTIONERY, TOBACCO WORKERS

AND GRAIN MILLERS

SAVINGS AND INVESTMENT PLAN

2016 Restatement

(for Plan Years beginning on or after January 1, 2016)

THE KELLOGG COMPANY

BAKERY, CONFECTIONERY, TOBACCO WORKERS

AND GRAIN MILLERS

SAVINGS AND INVESTMENT PLAN

2016 Restatement

(for Plan Years beginning on or after January 1, 2016)

PREAMBLE

Kellogg Company, a Delaware corporation, and the Bakery, Confectionery, Tobacco Workers and Grain Millers International Union (AFL-CIO-CLC) (and its predecessor, the American Federation of Grain Millers (AFL-CIO)), Local #3-G of Battle Creek, Michigan; Local #252-G of Memphis, Tennessee; Local #50-G of Omaha, Nebraska; and Local #374-G of Lancaster Pennsylvania, negotiated a Master Agreement and, pursuant to those negotiations, agreed to establish and maintain the Kellogg Company Bakery, Confectionery, Tobacco Workers and Grain Millers Savings and Investment Plan (the “Plan”) for the benefit of the employees of the Employer who are represented by those local unions.

The Company has also established the Kellogg Company Master Trust, dated January 1, 2014 (the “Master Trust Agreement”). The Master Trust Agreement is incorporated in this Plan document by reference.

The Plan was originally established on July 12, 1948. The Plan was last restated effective January 1, 2009, and has been periodically amended.

This document amends and restates the Plan, effective beginning January 1, 2016 (the “2016 Restatement”).

Article 1 : Introduction

Section 1.1 Purpose

The primary purpose of the Plan is to provide retirement benefits for Participants. The Plan and Trust are intended to satisfy the requirements for tax-qualification as a defined contribution plan under Code §401, including the requirements for a qualified cash or deferred arrangement under Code §401(k).

Section 1.2 Plan Sponsor

The Company is the Plan sponsor. Sponsorship of the Plan shall not be transferred from the Company to an unrelated taxpayer unless the transfer is in connection with a transfer of business assets or operations from the Company to the unrelated taxpayer.

Section 1.3 Prior Employees at San Leandro Facility

Employees of the Employer who were members of Local #211 of San Leandro, California were eligible to participate in the Plan until that facility closed. Employees and former Employees who were members of Local #211 who continue to have an Account Balance under the Plan remain Participants in the Plan.

Section 1.4 Plan Mergers

(a) Muncy Merger. Effective March 1, 1990, Local #401-G of Muncy, Pennsylvania of the International Union was recognized, and Local #401-G and the Company negotiated a separate agreement and, pursuant to those negotiations, mutually agreed that Employees who are represented by Local #401-G (“Muncy Participants”) should participate in the Plan. Effective November 1, 1990, the accounts of the Muncy Participants in the Kellogg Company Savings & Investment Plan were transferred from that plan to the Plan (“Merger Accounts”). Except as otherwise provided herein, the Plan shall be fully applicable to Muncy Participants.

(b) Printers Mergers. Effective May 1, 1990, pursuant to negotiations between the Company and the Printing Specialties and Paper Products Union Local #480 Battle Creek, Michigan, and with the consent of the International Union, the Kellogg Company Printing Specialties and Paper Products Union, Local 480 Savings and Investment Plan (the “Printers Plan”) was merged into the Plan. The provisions of the Plan apply to persons who were participants under the Printers Plan on April 30, 1990 and who continued in the employ of the Employer on and after May 1, 1990 and were represented by the International Union and its predecessor on or after such date.

Section 1.5 Interpretation and Construction

(a) Plural nouns and pronouns are used throughout the Plan for purposes of simplicity and include the singular.

(b) “Age” means a person’s actual chronological age, in whole years, determined as of the person’s most recent birthday.

(c) “May” is permissive, “will” is directive, “may not” and “will not” are restrictive, and “include” and “including” are not exclusive unless accompanied by “only” or similar limitation.

(d) Unless otherwise specified, references to articles, sections, subsections, paragraphs, and subparagraphs are references to this Plan document.

(e) Unless otherwise specified, references to federal laws, such as ERISA, mean the laws as amended and in effect from time to time, and the corresponding provisions of successor laws. The year (if any) included in the title of the law is not intended to specify otherwise.

(f) The captions are included merely for reference and are not intended to limit or extend the meaning of the related provisions.

Article 2 : Definitions and Special Rules

The following terms, when capitalized in this Plan document, shall have the following meanings, unless the context clearly indicates otherwise.

Section 2.1 402(g) Limit

“402(g) Limit” means the $7,000 limitation that applies to the Employee’s Before-Tax Contributions specified in Code §402(g), as adjusted. The adjusted limit for 2016 is $18,000.

Section 2.2 Account Balance

“Account Balance” means the amount credited to the Participant’s Accounts as of each Valuation Date.

Section 2.3 Accounts

“Accounts” means all Accounts maintained for a Participant to record the contributions made by or for the Participant as set forth in Section 6.1. A Participant’s Accounts shall be adjusted as provided in Section 6.4.

Section 2.4 Administrative Committee

“Administrative Committee” has the meaning set forth in Section 11.1(a).

Section 2.5 After-Tax Contribution

“After-Tax Contribution” means a contribution made under Section 4.1 pursuant to a Participant’s Elective Contribution Agreement that is designated as an After-Tax Contribution.

Section 2.6 After-Tax Contribution Account

“After-Tax Contribution Account” means the Account maintained for a Participant to record the Participant’s After-Tax Contributions, adjusted as provided in Section 6.4.

Section 2.7 Bargaining Unit

“Bargaining Unit” means a unit of Employees recognized by the Company for purposes of negotiating a Collective Bargaining Agreement between the Company and one of the Unions.

Section 2.8 Before-Tax Contribution

“Before-Tax Contribution” means a contribution made under Section 4.1 pursuant to a Participant’s Elective Contribution Agreement that is designated as or considered a Before-Tax Contribution. A Participant’s Before-Tax Contributions may include Catch-Up Contributions.

Section 2.9 Before-Tax Contribution Account

“Employee Before-Tax Contribution Account” means the Account maintained for a Participant to record the Participant’s Before-Tax Contributions, adjusted as provided in Section 6.4.

Section 2.10 Catch-Up Contribution

“Catch-Up Contribution” is defined in Section 4.1(d).

Section 2.11 Code

“Code” means the Internal Revenue Code of 1986.

Section 2.12 Collective Bargaining Agreement

“Collective Bargaining Agreement” means the current collective bargaining agreement between the Company and one of the Unions.

Section 2.13 Company

“Company” means Kellogg Company, a Delaware corporation.

Section 2.14 Company Stock

“Company Stock” means common stock of the Company which is readily tradable on an established securities market.

Section 2.15 Company Stock Matching Contribution Account

“Company Stock Matching Contribution Account” means the Account maintained for a Participant to record the Matching Contributions made for the Participant in the form of Company Stock, adjusted as provided in Section 6.4.

Section 2.16 Compensation

“Compensation” means the wages, as defined in Code §3401(a) for purposes of federal income tax withholding, and all other amounts for which the Employer is required to provide the Participant with a written statement under Code §§6041(d), 6051(a)(3), and 6052, paid during the Plan Year to the Participant by the Employer for personal services rendered to the Employer by the Participant, or while the Participant is on a paid Leave of Absence without regard to any rules under Code §3401(a) which limit the compensation included in wages based on the nature or location of the employment or the services rendered and includes, except as otherwise provided in subsection (b) below, pay in lieu of vacation, first aid/fire brigade pay at the Lancaster location, bonuses, including ratification/signing bonuses, and differential wage payments, if any, under Code §414(u)(12) made for Qualified Military Service.

(a) Other Amounts Included. A Participant’s wages or earned income will be increased by:

(1) The amount of any elective contributions made for the Participant during the Plan Year to a plan maintained pursuant to Code §125, 132(f)(4), 401(k), 403(b), 408(k)(6), or 457;

(2) Any other amount that is excluded from the gross income of the Participant during the Plan Year under Code §402(e)(3) or 402(h)(1)(B);

(3) Any deemed section 125 pay or other amount deemed paid for mandatory coverage under a group health plan; and

(4) Payments made to a Participant by the Employer during the Plan Year pursuant to an award by an arbitrator, administrative agency or court.

(b) Amounts Excluded. A Participant’s wages or earned income will be decreased by:

(1) Any amount paid before the Employee becomes a Participant;

(2) Any amount in excess of $200,000, as adjusted pursuant to Code §401(a)(17)(B). For 2016, the adjusted amount is $265,000;

(3) For Participants other than Muncy Participants, any amount paid during a period of Disability, including weekly indemnity benefits and supplemental weekly indemnity benefits;

(4) For Muncy Participants, any payments received under any longterm disability plan sponsored by the Employer;

(5) Any amount paid as a retention or stay bonus, signing bonus (at the start of employment), travel incentive bonus, referral bonus or waiver bonus;

(6) Severance pay;

(7) Any amount paid in lieu of sick pay;

(8) Reimbursements or other expenses allowances, taxable fringe benefits (cash or non-cash), prizes and awards;

(9) Income recognized on the issuance or exercise of stock options;

(10) Deferred compensation; and

(11) Welfare benefits.

Section 2.17 Deemed Employee

“Deemed Employee” means an individual (other than an Employee or Non-Payroll Service Provider) who is deemed to be an employee of the Employer under Code §414(b), (c), (m) or (o).

Section 2.18 Disability or Disabled

“Disability” or “Disabled” means a permanent and total physical or mental incapacity that prevents a Participant from properly performing the duties of his employment; provided that Disability shall not include any condition that:

(a) Was incurred, contracted or suffered while the Participant was willfully and illegally engaged in, or resulted from his having willfully and illegally engaged in, any felonious criminal action;

(b) Was incurred, contracted or suffered during, or as a result of, service in the Armed Forces of the United States or in the military service of any other country; or

(c) Arose out of and in the course of employment other than employment with the Employer or a Related Employer.

The Administrative Committee or its delegate shall determine whether a Participant is Disabled, in its sole discretion, on the basis of such medical and other competent evidence as the Administrative Committee or its delegate deems relevant.

Section 2.19 Distributee

“Distributee” means a Participant, the Participant’s surviving Spouse or the Participant’s former spouse who is an alternate payee under a Qualified Domestic Relations Order.

Section 2.20 Dividend Account

“Dividend Account” means the Account maintained for a Participant to record dividends issued with respect to Company Stock credited to the Participant’s Accounts, adjusted as provided in Section 6.4.

Section 2.21 Elective Contribution Agreement

“Elective Contribution Agreement” means a written agreement or other designation in a form permitted by the Employer pursuant to which the Participant elects to defer a portion of the Compensation otherwise payable to the Participant and have the Employer contribute the deferred amount to the Plan on his behalf.

Section 2.22 Elective Contributions

Elective Contributions means After-Tax Contributions, Before-Tax Contributions, and Catch-up Contributions made under Section 4.1 pursuant to a Participant’s Elective Contribution Agreement.

Section 2.23 Eligible Employee

“Eligible Employee” has the meaning set forth in Section 3.1.

Section 2.24 Eligible Retirement Plan

“Eligible Retirement Plan” means one of the following, to the extent it will accept an Eligible Rollover Distribution:

(a) An individual retirement account described in Code §408(a);

(b) An individual retirement annuity described in Code §408(b);

(c) A Roth IRA described in Code §408A(b);

(d) A qualified plan described in Code §401(a);

(e) An annuity plan described in Code §403(a);

(f) An annuity plan described in Code §403(b); or

(g) An eligible plan under Code §457(b).

Section 2.25 Eligible Rollover Distribution

“Eligible Rollover Distribution” means an Eligible Rollover Distribution under Code §402(c)(4). This includes any distribution to a Distributee or other Beneficiary from a Participant’s Accounts, except that an Eligible Rollover Distribution does not include:

(a) Any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more;

(b) Any distribution to the extent such distribution is required under Code §401(a)(9) (for example, after the Participant attains age 70 1/2);

(c) Any hardship distribution described in Code §401(k)(2)(B)(i)(IV);

(d) The portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and

(e) Any other distribution that is reasonably expected to total less than $200 during the year.

For purposes of the direct rollover provisions of the Plan, a portion of a distribution will not fail to be an Eligible Rollover Distribution merely because the portion consists of After-Tax Contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code §408(a) or (b), or to a qualified defined contribution or annuity plan described in Code §401(a) or 403(a) or an annuity contract described in Code §403(b) that agrees to separately account for such amounts, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

Section 2.26 Employee

“Employee” means:

(a) A person who is classified by the Employer, on the payroll records of the Employer, as an employee of the Employer (including an individual who is on a Leave of Absence), but does not include:

(1) Any person who is not an employee of the Employer on the basis of common law principles for identifying employer-employee relationships, even if that person is erroneously classified as an employee by the Employer; and

(2) Any person who is classified as an independent contractor or other non-employee by the Employer for this purpose, even if that person is classified or reclassified as an employee by the Employer for any other purpose or is classified or reclassified as an employee by any court or administrative agency for any purpose.

(b) If Non-Payroll Service Providers make up 20% or less of the Employer’s nonhighly compensated work force, as defined in Code §414(n)(5)(c)(ii), then “Employee” also means a Non-Payroll Service Provider, unless the Non-Payroll Service Provider is covered by a money purchase pension plan providing:

(1) A nonintegrated employer contribution equal to at least 10% of the Non-Payroll Service Provider’s Section 415 Compensation;

(2) Immediate participation; and

(3) Full and immediate vesting.

Section 2.27 Employer

“Employer” means the Company and any Related Employer with Employees that are eligible to participate in the Plan. For the purposes of applying certain tax-qualification requirements, such as nondiscrimination under Code §401(a)(4) and coverage under Code §410(b), “Employer” includes Related Employers.

Section 2.28 ERISA

“ERISA” means the Employee Retirement Income Security Act of 1974.

Section 2.29 Finance Committee

“Finance Committee” has the meaning set forth in Section 11.1(b).

Section 2.30 Highly Compensated Employee

“Highly Compensated Employee” means a highly compensated employee as defined in Code §Section 414(q).

(a) Definition. An Employee is a Highly Compensated Employee for a Plan Year if the Employee satisfied the following criteria:

(1) The Employee was a “Five-Percent Owner” at any time during the Plan Year or the preceding Plan Year; or

(2) The Employee received more than $100,000 in Section 415 Compensation from the Employer during the preceding Plan Year and was within the top 20% of Employees by pay during the preceding Plan Year.

(b) Operational Rules. For purposes of determining whether an Employee satisfies the criteria in subsection (a), the following rules apply:

(1) Former Employee. A former Employee will always be a Highly Compensated Employee if the Employee was a Highly Compensated Employee at the time of the Employee’s Termination of Employment, or any time after attaining age 55.

(2) Employer. For purposes of this section, the term “Employer” means the Employer and any Related Employer.

(3) Five-Percent Owner. The term “Five-Percent Owner” includes Employees who are family members of a Ffve-percent owner under the rules in Code §318.

(4) Cost-of-Living Adjustment. The $100,000 limit shall be increased for any cost-of-living adjustment provided under Code §Section 415(d), as it applies to Highly Compensated Employees under Code §Section 414(q). The limit for 2016 is $120,000.

(5) Top 20%. The number of Employees who are in the top 20% by pay for purposes of subsection (a)(2) is determined based upon the regulations issued under Code §Section 414(q).

Section 2.31 International Union

“International Union” means the Bakery, Confectionery, Tobacco Workers and Grain Millers International Union (AFL-CIO-CLC) and its predecessor, the American Federation of Grain Millers (AFL-CIO).

Section 2.32 Investment Option

“Investment Option” has the meaning set forth in Section 6.3(b).

Section 2.33 Leave of Absence

“Leave of Absence” means a leave of absence granted to a Participant by the Employer in accordance with the provisions of the Master Agreement or the Collective Bargaining Agreement with Local #401-G of Muncy, Pennsylvania, as applicable.

Section 2.34 Limitation Year

“Limitation Year” means a 12-month period ending on the last day of each December.

Section 2.35 Master Agreement

“Master Agreement” means the current master agreement between the Company and the International Union and Locals #3-G of Battle Creek, Michigan; #252-G of Memphis, Tennessee; #50-G of Omaha, Nebraska; and #374-G of Lancaster, Pennsylvania.

Section 2.36 Matching Contribution

“Matching Contribution” has the meaning set forth in Section 4.2.

Section 2.37 Matching Contribution Account

“Matching Contribution Account” means the Account maintained for a Participant to record the Matching Contributions made for the Participant, adjusted as provided in Section 6.4.

Section 2.38 Merger Account

“Merger Account” means the account described in Section 1.4(a), adjusted as provided in Section 6.4.

Section 2.39 Non-Payroll Service Provider

“Non-Payroll Service Provider” means an individual (other than an Employee) who performs services for the Employer or a Related Employer under the following circumstances:

(1) The services are performed pursuant to an agreement between the Employer or a Related Employer and any third party (other than the Employer or a Related Employer);

(2) The services are performed under the primary direction or control of the Employer or a Related Employer; and

(3) The individual has performed the services for the Employer or a Related Employer on a substantially full-time basis for at least one year.

Section 2.40 Normal Retirement Age

“Normal Retirement Age” means age 65.

Section 2.41 Participant

“Participant” shall mean a person who has an Account Balance in the Plan.

Section 2.42 Plan Administrator

“Plan Administrator” means the Administrative Committee and any person or entity to whom it delegates administrative functions, to the extent of that delegation.

Section 2.43 Plan Year

“Plan Year” means any twelve-month period commencing on January 1 and ending on December 31.

Section 2.44 Qualified Domestic Relations Order

“Qualified Domestic Relations Order” means a court order that is determined to be a qualified domestic relations order as provided in ERISA §206(d)(3) and Code §414(p).

Section 2.45 Qualified Military Service

“Qualified Military Service” means service in the armed forces and other uniformed services, as defined in Chapter 43 of Title 38 of the United States Code, if the Employee is entitled to reemployment rights under that chapter with respect to such service.

Section 2.46 Qualified Non-Elective Contribution Account

“Qualified Non-Elective Contribution Account” means the Account maintained for a Participant to record qualified non-elective contributions made on behalf of the Participant.

Section 2.47 Related Employer

“Related Employer” means any corporation that is a member of a controlled group of corporations, as defined in Code §414(b), of which the Company is a member; any trade or business, whether or not incorporated, under common control, as defined in Code §414(c), with the Company; each member of an affiliated service group, as defined in Code §414(m), of which the Company is a member; and any other entity required to be aggregated with the Company under Code §414(o). However, for purposes of this definition, the standard of control for determining a related employer under Code §414(b) and 414(c) shall be deemed to be more than 50%,·rather than at least 80%.

Section 2.48 Required Beginning Date

“Required Beginning Date” has the meaning set forth under Section 8.7(b).

Section 2.49 Retire or Retirement

“Retire” or “Retirement” means Termination of Employment for a reason other than death after one of the following:

(a) Attainment of age 62;

(b) Attainment of age 55 with at least 20 Years of Service;

(c) Completion of at least 30 Years of Service; or

(d) Incurring a Disability.

Additional service credited to a Participant who elected to retire under the enhanced retirement program offered to Employees at the Battle Creek South Plant in 1999 shall be taken into account in determining whether the Participant Retired.

Section 2.50 Rollover Account

“Rollover Account” means the Account maintained for a Participant to record the Participant’s Rollover Contributions, adjusted as provided in Section 6.4.

Section 2.51 Rollover Contribution

“Rollover Contribution” has the meaning set forth under Section 4.3.

Section 2.52 Section 415 Compensation

“Section 415 Compensation” means wages, salaries, differential wage payments under Code §3401(h), and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan or on account of a paid Leave of Absence, to the extent that the amounts are includible in gross income.

(a) Amounts Included. Section 415 Compensation shall also include the following:

(1) The amount of any elective contributions made for the Participant during the Plan Year to a plan maintained pursuant to Code §125, 132(f)(4), 401(k), 403(b), 408(k)(6), or 457;

(2) Any deemed section 125 pay or other amount deemed paid for mandatory coverage under a group health plan;

(3) Compensation paid by the later of 2 1/2 months after an Employee’s Termination of Employment or the end of the Limitation Year that includes the date of the Employee’s Termination of Employment, if:

(A) The payment is regular compensation for services during the Employee’s regular working hours, or compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and, absent the Termination of Employment, the payments would have been paid to the Employee while the Employee continued in employment with the Employer;

(B) The payment is for unused accrued bona fide sick, vacation or other leave that the Employee would have been able to use if employment had continued; or

(C) The payment is received by the Employee pursuant to a nonqualified unfunded deferred compensation plan and would have been paid at the same time if employment had continued, but only to the extent includible in gross income.

(4) Payments made to a Participant by the Employer during the Plan Year pursuant to an award by an arbitrator, administrative agency or court.

(5) Commissions paid to salespersons;

(6) Compensation for services on the basis of a percentage of profits;

(7) Commissions on insurance premiums;

(8) Tips, bonuses, fringe benefits, and reimbursements; and

(9) Other expense allowances under a nonaccountable plan (as described in Treasury Regulation §1.62-2(c)).

(b) Amounts Excluded. Section 415 Compensation shall exclude the following:

(1) Employer contributions (other than elective contributions described in Code §402(e)(3), 408(k)(6), 408(p)(2)(A)(i), or 457(b) to a plan of deferred compensation (including a simplified employee pension described in Code §408(k) or a simple retirement account described in Code §408(p), and whether or not qualified) to the extent such contributions are not includible in the Employee’s gross income for the taxable year in which contributed, and any distributions (whether or not includible in gross income when distributed) from a plan of deferred compensation (whether or not qualified), amounts received during the year by an Employee pursuant to a nonqualified unfunded deferred compensation plan to the extent includible in gross income;

(2) Amounts realized from the exercise of a nonstatutory stock option (that is, an option other than a statutory stock option as defined in Treasury Regulation §1.421-1(b)) or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(3) Amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option;

(4) Other amounts that receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee and are not salary reduction amounts that are described in Code §125);

(5) Other items of remuneration that are similar to any of the items listed in (1) through (4).

Section 2.53 Special Employer Contribution

“Special Employer Contribution” has the meaning set forth in Section 4.4.

Section 2.54 Special Employer Contribution Account

“Special Employer Contribution Account” means the Account maintained for a Participant to record the Special Employer Contributions made for the Participant, as adjusted as provided in Section 6.4.

Section 2.55 Spouse

“Spouse” means the person, if any, who is legally married to the Participant on the date the Participant designates a Beneficiary or was legally married to the Participant on the date of the Participant’s death, including a former Spouse to the extent provided in a Qualified Domestic Relations Order.

Section 2.56 Termination of Employment

“Termination of Employment” means the date a person leaves the employ of the Employer or a Related Employer or fails to return to work at the termination of an authorized Leave of Absence. Transfer of employment between Employer and Related Employers or between Related Employers shall not constitute a Termination of Employment. Except as otherwise provided in the Plan, if a Leave of Absence is terminated other than by return to active service with the Employer or to service with a Related Employer, the date the Leave of Absence terminates will be considered the date of the Participant’s Termination of Employment.

Section 2.57 Trust

“Trust” means the trust(s) established to hold the assets of the Plan.

Section 2.58 Union

“Union” means one or more of the following local unions of the International Union:

(a) Local #3-G of Battle Creek, Michigan;

(b) Local #252-G of Memphis, Tennessee;

(c) Local #50-G of Omaha, Nebraska;

(d) Local #374-G of Lancaster, Pennsylvania; and

(e) Local #401-G of Muncy, Pennsylvania.

Section 2.59 Valuation Date

“Valuation Date” means each business day of the Plan Year on which the New York Stock Exchange, Trustee and Plan recordkeeper are open for business.

Section 2.60 Year of Service

“Year of Service” means the twelve-consecutive month period commencing with the date an Employee is employed by the Employer (or re-employed by the Employer following a one year “Break in Service”) and each succeeding twelve-consecutive month period beginning on the anniversary of the date of employment (or re-employment following a one year Break in Service), and ending with the date on which the Employee has a Termination of Employment.

A “Break in Service” begins on the earliest of the following dates:

(a) The date on which the Participant quit, was discharged, died, or Retired; or

(b) The first anniversary of the first day of absence from employment (with or without pay) for any reason except an authorized Leave of Absence granted by the Employer in writing or for Qualified Military Service; or

(c) The second anniversary of the first day of absence from employment (with or without pay) by reason of pregnancy, childbirth, placement of a child in connection with an adoption, or child care immediately following birth or adoption.

If a Participant returns to work at any time within one year after the first day of an absence from employment (or two years in case of absence by reason of pregnancy, childbirth, placement of a child in connection with an adoption, or child care immediately following birth or adoption), the absence will not result in a Termination of Employment and the period of the absence will be counted in determining the Participant’s period of service.

Article 3 : Eligibility and Participation

Section 3.1 Eligibility

(a) Each Employee who is represented by the Union is eligible to participate in the Plan (an “Eligible Employee”), except for:

(1) Non-Payroll Service Providers;

(2) Deemed Employees; and

(3) Any other individual specifically excluded from participation in the Plan under the Master Agreement or the Collective Bargaining Agreement with Local #401-G of Muncy, Pennsylvania as a member of a class of Employees referred to as casual, seasonal, temporary or provisional.

(b) If a person described in Section 3.1(a)(1), (2) or (3) is subsequently characterized as an Eligible Employee, the person shall not be eligible to participate in the Plan for any time period before the date on which the person is characterized as an Eligible Employee unless earlier participation is necessary to satisfy the minimum coverage requirements of Code §410(b).

Section 3.2 Participation

Each Eligible Employee shall become a Participant in the Plan for the following purposes on the entry dates described below:

(a) Before-Tax and After-Tax Contributions:

(1) Local #3-G, Battle Creek, Michigan. On the later of the date the Employee completes 45 days of employment with the Employer in a Bargaining Unit represented by Local #3-G, and the date on which he becomes classified as a transitional or regular employee under the applicable Collective Bargaining Agreement.

(2) Local #252-G, Memphis, Tennessee. On the later of the date the Employee completes 45 days of employment with the Employer in a Bargaining Unit represented by Local #252-G, and the date on which he becomes classified as a transitional or regular employee under the applicable Collective Bargaining Agreement.

(3) Local #50-G, Omaha, Nebraska. On the later of the date the Employee completes 45 days of employment with the Employer in a Bargaining Unit represented by Local #50-G, and the date on which he becomes classified as a transitional or regular employee under the applicable Collective Bargaining Agreement.

(4) Local #374-G, Lancaster, Pennsylvania. On the later of the date the Employee completes 65 days of employment with the Employer in a Bargaining Unit represented by Local #374-G, and the date on which he becomes classified as a transitional or regular employee under the applicable Collective Bargaining Agreement.

(5) Local #401-G, Muncy, Pennsylvania. On the later of the date on which the Employee completes 85 days of employment with the Employer in a Bargaining Unit represented by Local #401-G, and the date on which he becomes classified as a regular employee under the applicable Collective Bargaining Agreement.

(b) Matching Contributions and Special Employer Contributions: On the later of the date the Employee becomes classified as a transitional or regular employee under the applicable Collective Bargaining Agreement and date the Employee completes one Year of Service.

Section 3.3 Participation after Reemployment

(a) Termination After Becoming a Participant. An Employee who has a Termination of Employment after becoming a Participant under Section 3.2, and is subsequently re-hired by the Employer as an Eligible Employee under Section 3.1, shall immediately resume participation to the same extent the Employee participated in the Plan immediately prior to his Termination of Employment.

(b) Termination Before Becoming a Participant for Purposes of Matching Contributions and Special Employer Contributions. If an Employee has a Termination of Employment before becoming a Participant for purposes of Matching Contributions and Special Employer Contributions, and is subsequently reemployed as an Eligible Employee under Section 3.1, the Employee must satisfy the conditions in Section 3.2(b) following reemployment before becoming a Participant.

Section 3.4 Leaves of Absence

A Participant on Leave of Absence shall continue to have the same rights and be subject to the same duties as Participants who are actively employed by the Employer. Where a Participant receives Compensation during a Leave of Absence, loan repayments shall continue and Elective Contributions shall continue in accordance with the Participant’s most recent Elective Contribution Agreement. A Participant shall not make any contributions during an unpaid Leave of Absence. When a Participant returns from an unpaid Leave of Absence, Elective Contributions shall resume according to the most recent Elective Contribution Agreement submitted by the Participant. Loan repayments shall resume in accordance with Article 10.

Section 3.5 Transfer to Ineligible Job Classification

A Participant who transfers to a job classification that does not satisfy the eligibility requirements of Section 3.1 may not receive or make additional contributions to the Plan with respect to Compensation earned after the effective date of the transfer.

If a Participant transfers from a job classification that satisfies the eligibility requirements of Section 3.1, to a job classification that is eligible to participate in the Kellogg Company Savings & Investment Plan or the Kellogg Company Pringles Savings & Investment Plan, the Employee’s entire Account Balances under this Plan will be transferred to the plan in which the Participant is eligible to participate as soon as administratively feasible after the Employee’s change of job classification, provided the other plan requires that:

(a) The limitations of Treasury Regulation §1.401(k)-1(d) applicable to elective deferral contributions and qualified nonelective contributions shall continue to apply to any amounts attributable to such contributions (including post-transfer earnings thereon) that are transferred to the other plan unless the amounts could have been distributed at the time of the transfer (other than for hardship), and the transfer is an elective transfer described in Treasury Regulation §1.411(d)-4, Q&A-3(b)(1).

(b) The other plan shall hold, administer, and distribute the transferred assets as a part of the other plan. The other plan may maintain a separate account for the benefit of the Employee on whose behalf the other plan accepted the transfer in order to reflect the value of the transferred assets.

(c) A Participant’s Code §411(d)(6) protected benefits, as defined in Treasury Regulation §1.411(d)-4, Q&A-1, will not be eliminated by reason of the transfer or any transaction amending or having the effect of amending the other plan to transfer benefits except as permitted by law.

Section 3.6 Transfer From Ineligible Job Classification

If an Employee transfers to a job classification that satisfies the eligibility requirements of Section 3.1, from a job classification that is eligible to participate in the Kellogg Company Savings & Investment Plan or the Kellogg Company Pringles Savings & Investment Plan, the Employee’s entire account balance under that other plan will be transferred to this Plan as soon as administratively feasible after the Employee’s change of job classification. The following rules will apply to any amounts transferred to the Plan pursuant to this Section:

(a) The limitations of Treasury Regulation §1.401(k)-1(d) applicable to elective deferral contributions, qualified matching contributions, and qualified nonelective contributions shall continue to apply to any amounts attributable to such contributions (including post-transfer earnings thereon) that are transferred to this Plan, unless the amounts could have been distributed at the time of the transfer (other than for hardship), and the transfer is an elective transfer described in Treasury Regulation §1.411(d)-4, Q&A-3(b)(1).

(b) The Plan shall hold, administer, and distribute the transferred assets as a part of the Plan. The Plan may maintain a separate account for the benefit of the Employee on whose behalf the Plan accepted the transfer in order to reflect the value of the transferred assets.

(c) A Participant’s Code §411(d)(6) protected benefits, as defined in Treasury Regulation §1.411(d)-4, Q&A-1, will not be eliminated by reason of the transfer or any transaction amending or having the effect of amending the Plan to transfer benefits except as permitted by law.

Article 4 : Contributions

Section 4.1 Employee Contributions

(a) Elective Contribution Agreements. Each Eligible Employee who has met the applicable participation requirement in Section 3.2(a) may elect to have his Compensation reduced for each payroll period by specifying in an Elective Contribution Agreement the amount of his Compensation to be reduced. The Elective Contribution Agreement will be implemented as soon as administratively feasible and shall apply to each payroll period thereafter until amended or revoked. Under no circumstance will an initial Elective Contribution Agreement apply retroactively to any prior payroll period.

(1) A Participant may amend or revoke an Elective Contribution Agreement at any time in accordance with procedures established by the Employer. An amendment or revocation will be effective beginning with the first payroll period beginning after it has been accepted by the Employer.

(2) Elective Contributions on behalf of a Participant shall be reduced to the extent necessary to comply with the limitations of Article 5.

(3) The Employer will contribute to the Plan the amounts elected by Participants in their Elective Contribution Agreements.

(4) For purposes of determining the type of Compensation from which a Participant’s Elective Contributions may be made, a Participant’s Compensation shall be determined as provided in Section 2.16, except the Participant’s Compensation shall not be subject to the dollar limitation in Section 2.16(b)(2).

(5) Elective Contributions shall be made by reducing the amount otherwise payable to the Participant in his paychecks. No other form of contribution by the Participant shall be treated as an Elective Contribution.

(6) If the amount of Compensation payable to a Participant in any paycheck is insufficient (after all authorized or legally required payroll deductions) to permit making the full Elective Contribution for the pay period, Elective Contributions shall be suspended until the next pay period for which sufficient Compensation is available to make the full Elective Contribution. Elective Contributions that are suspended shall not be made up in subsequent pay periods.

(b) Minimum and Maximum Contribution Rate. The Participant may specify the total amount contributed under Section 4.1 as a whole percentage of the Participant’s Compensation, from 1% up to a maximum of 50%.

(c) Before-Tax and After-Tax Contributions. The Participant may designate all or part of the amount contributed under Section 4.1 as an After-Tax Contribution, which will be credited to the Participant’s After-Tax Contribution Account. Any amount not designated as an After-Tax Contribution will be considered a Before-Tax Contribution, which will be credited to the Participant’s Before-Tax Contribution Account.

(d) Catch-Up Contributions. Participants who will have attained age 50 by the end of a taxable year may make “Catch-Up Contributions” for each such year after they have made the maximum Before-Tax Contributions allowed under Section 5.1. Catch-Up Contributions will be made pursuant to the Participant’s Elective Contribution Agreements and will be eligible for Matching Contributions. Catch-Up Contributions for any taxable year will be limited to $5,000 as adjusted under Code §414(v) for years after 2007 (the “414(v) limit”). The 414(v) limit in effect for 2016 is $6,000.

Catch-up contributions will be limited to one-half of the 414(v) limit if the Participant is also participating in a SIMPLE plan under Code §401(k)(11) or 408(p) in the Plan Year. Catch-up contributions are not subject to the limits on annual additions in Section 5.4.

(e) Crediting of Contributions. Each Participant’s Pre-Tax Elective Contributions and Catch-Up Contributions shall be credited to the Participant’s Before-Tax Contribution Account. Each Participant’s After-Tax Contributions shall be credited to the Participant’s After-Tax Account.

Section 4.2 Employer Matching Contributions

For each pay period during a Plan Year, the Employer shall make a Matching Contribution to the Trust Fund on behalf of each eligible Participant for whom Elective Contributions are made.

(a) Amount of Matching Contributions. The Matching Contribution for each payroll period will be 100% of the first 3% of the Participant’s Compensation the Participant elects to defer under Section 4.1, plus 50% of the next 2% of the Participant’s Compensation the Participant elects to defer under Section 4.1, so that the maximum Matching Contribution for a payroll period is 4% of the Participant’s Compensation for the period. Except for Matching Contributions made in the form of Company Stock, Matching Contributions made on behalf of a Participant will be credited to the Participant’s Matching Contribution Account.

(b) Matching Contributions in the Form of Company Stock. 12.5% of all Matching Contributions will be made in the form of Kellogg Company Stock and will be credited to the Participant’s Company Stock Account. Amounts credited to a Participant’s Company Stock Account may be transferred by the Participant at any time to any other Investment Option then available under the Plan, effective as soon as administratively feasible. Amounts so transferred will be credited to the Participant’s Matching Contribution Account.

(c) Optional Discretionary Matching Contribution. Each Plan Year the Employer may, in the Employer’s discretion, make an additional Matching Contribution for Participants who make Elective Contributions during that Plan Year, subject to collective bargaining obligations.

Section 4.3 Rollover Contributions

(a) An Eligible Employee may contribute all or any part of a distribution from an Eligible Retirement Plan (a “Rollover Contribution”) if the contribution satisfies all of the following requirements:

(1) The distribution does not include Roth 401(k) contributions, Roth IRA contributions or after-tax contributions;

(2) The contribution is made by direct rollover from the other plan or is made by the Employee no later than 60 days after the distribution; and

(3) The contribution satisfies the other applicable requirements of Code §402(c)(5) in the case of a distribution from a qualified retirement plan or Code §408(d)(3) in the case of a distribution from an IRA.

(b) The Plan Administrator may require from the Employee such information as the Plan Administrator deems necessary to determine that the proposed contribution satisfies the requirements of this section.

(c) If the Plan Administrator approves the proposed contribution, the Plan Administrator will credit the contribution to a Rollover Account for the Employee.

(d) If after accepting a rollover the Plan Administrator determines that the rollover includes an amount that was ineligible to be rolled over to the Plan, the ineligible amount (adjusted for investment gains or losses) shall be distributed to the Participant within a reasonable period of time after this determination.

Section 4.4 Special Employer Contribution.

Each Plan Year the Employer may, in the Employer’s discretion, make a Special Employer Contribution to the Plan for Eligible Employees or Participants, subject to collective bargaining obligations.

(a) Amount of Special Employer Contributions. The Employer may make a Special Employer Contribution, if any, for a Plan Year in terms of dollars, percentage of profits, percentage of Compensation, or any other terms determined by the Employer.

(b) Allocation to Participants. As of the last day of each Plan Year, Special Employer Contributions for that Plan Year shall be credited to the Special Employer Contribution Accounts of eligible Participants in proportion to each Participant’s Compensation for that Plan Year.

Section 4.5 Time for Payment of Contributions

Contributions under this Article shall be paid to the Trust as follows:

(a) Elective Contributions shall be paid to the Trust as soon as administratively feasible after the amount otherwise would have been payable to the Participant, but not later than the 15th business day of the following month.

(b) Matching Contributions for a payroll period shall be paid to the Trust as soon as administratively feasible after the end of the calendar month in which the payroll period ends.

(c) Other contributions shall be paid to the Trust within the time prescribed for filing the Employer’s federal income tax return for Employer’s fiscal year which corresponds with the Plan Year or within which the Plan Year ends, including extensions of time for filing.

Section 4.6 Contributions for Reemployed Veterans

(a) Reemployed veterans may elect to make Elective Contributions for their period of Qualified Military Service and the Employer will make Matching Contributions using the Matching Contribution formulas in effect during that period and any Special Employer Contributions the reemployed veterans would have received during their period of Qualified Military Service. Contributions made pursuant to this Section 4.6 (“Make-Up Contributions”) shall be credited to the appropriate Accounts of a reemployed veteran as required under Code §414(u).

(b) The Make-Up Contributions will be based on the Compensation the reemployed veterans would have received if they had remained in the employ of the Employer and, if this cannot be determined with reasonable certainty, then on the basis of average Compensation during the 12-month period immediately preceding the period of Qualified Military Service.

(c) The Make-Up Contributions must be made during the period beginning on the reemployed veteran’s reemployment date and continuing for the lesser of three times the period of Qualified Military Service or five years.

(d) The Make-Up Contributions for a period of Qualified Military Service will be limited as follows:

(1) The make-up Elective Contributions for a tax year during the period of Qualified Military Service will not, when combined with any Before-Tax Contributions actually made during the period of Qualified Military Service, exceed the limit under Section 5.1 in effect for the tax year.

(2) The Make-Up Contributions will not exceed the maximum amount allowable as a deduction by the Employer in computing its federal income tax liability for the tax year coinciding with or ending during the applicable Plan Year.

(3) The Make-Up Contributions will not, when combined with any Annual Additions actually made during the period of Qualified Military Service, exceed the limit on Annual Additions under Section 5.4 for the applicable Plan Year.

(4) The Make-Up Contributions will not include any amount to make up for investment income during the period of Qualified Military Service and will not be eligible for an allocation of investment income until the contributions have been made.

(5) The Make-Up Contributions will not include any amount to make up for forfeitures that became available for allocation during the period of Qualified Military Service.

(e) The Make-Up Contributions will be excluded in applying the limit on annual additions under Section 5.4 and the limits on Before-Tax Contributions under Section 5.1 to the Plan Year and tax year in which the contributions are made.

Section 4.7 Death of Participant During Qualified Military Service.

The Beneficiary of any Participant who dies while performing Qualified Military Service will be entitled to any additional benefit (other than contributions relating to the period of Qualified Military Service, but including survivor benefits) that would have been provided under the Plan had the Participant resumed employment on the day preceding the Participant’s death and then terminated employment on account of death.

Article 5 : Limits on Contributions

Section 5.1 Limits on Before-Tax Contributions

Before-Tax Contributions on behalf of a Participant for any calendar year will be limited to $7,000 as adjusted for under Code §402(g) for years after 1987 (the “402(g) Limit”). The 402(g) Limit in effect for 2016 is $18,000.

(a) The 402(g) Limit on Before-Tax Contributions for each calendar year will be reduced if the Participant is also participating in a tax-sheltered annuity plan pursuant to Code §403(b), a simplified employee pension (“SEP”) plan pursuant to Code §408(k), or an individual retirement account or cash or deferred compensation arrangement pursuant to Code §401(k)(11) or 408(p) (“SIMPLE plan”). Participants who are also participating in any such annuity plan, SEP, or SIMPLE plan must notify the Employer of any before-tax elective deferrals made on the Participant’s behalf to any combination of such plans, and the portion of the before-tax elective deferrals that are in excess of the 402(g) Limit that each Participant is allocating to this Plan. The notice must be given on or before March 1 of the year following the year in which the amount in excess of the 402(g) Limit was contributed.

(b) If the Before-Tax Contributions on behalf of a Participant exceed the 402(g) Limit for any calendar year or the Participant notifies the Employer of the allocation to this Plan of any before-tax elective deferrals made to a combination of plans, the Plan will distribute to the Participant the amount of the Before-Tax Contributions in excess of the 402(g) Limit plus the investment income attributable to the excess on or before April 15 of the year following the year for which the amount in excess of the 402(g) Limit was made.

(c) The amount of excess Before-Tax Contributions distributed will be increased by any investment income and decreased by any investment loss attributable to the excess Before-Tax Contributions, whether the income or loss is realized or unrealized. The amount of investment income or loss shall be determined up to a date that is no more than seven days before the distribution. The investment income on the excess will be determined by multiplying the investment income on the Participant’s Before-Tax Contribution Account at the end of the Plan Year by a fraction, the numerator of which is the Participant’s excess deferral for the Plan Year and the denominator of which is the sum of the Participant’s Before-Tax Contribution Account as of the beginning of the Plan Year plus the Before-Tax Contributions made on behalf of the Participant for the Plan Year.

(d) The amount of excess Before-Tax Contributions to be distributed to a Highly Compensated Employee with regard to a taxable year shall be reduced by any excess Before-Tax Contributions distributed under Section 5.2(d) for the Plan Year ending with or within the taxable year.

Section 5.2 Nondiscrimination Tests Regarding Before-Tax Contributions

For each Plan Year, at least one of the ADP nondiscrimination tests (“ADP Test”) shall be satisfied:

(a) ADP Test. The ADP Test is satisfied if either:

(1) The Average Deferral Percentage of the ADP-Eligible Highly Compensated Employees for the preceding Plan Year is not more than 1.25 times the Average Deferral Percentage of all other ADP-Eligible Employees for the preceding Plan Year; or

(2) The Average Deferral Percentage of the ADP-Eligible Highly Compensated Employees for the Plan Year is not more than two percentage points greater than the Average Deferral Percentage of all other ADP-Eligible Employees for the applicable Plan Year and not more than two times the Average Deferral Percentage of all other ADP-Eligible Employees for the preceding Plan Year.

“ADP-Eligible” Employees are Employees who are eligible to make Before-Tax Contributions. The ADP Test will be applied separately to ADP-Eligible Employees who are covered by a Collective Bargaining Agreement and ADP-Eligible Employees who are not covered by a Collective Bargaining Agreement.

“Average Deferral Percentage” means, with respect to a group of ADP-Eligible Employees, the average of “Actual Deferral Ratios” of each ADP-Eligible Employee for the Plan Year, calculated separately for each ADP-Eligible Employee in the group.

“Actual Deferral Ratio” means the sum of the ADP-Eligible Employee’s Before-Tax Contributions and other contributions counted as Before-Tax Contributions under Treasury Regulation §1.401(k)-2 on behalf of the ADP-Eligible Employee, divided by the Section 415 Compensation of that group member. However, Catch-Up Contributions are not treated as Before-Tax Contributions for this purpose. Unless a contribution is counted under Treasury Regulation §1.401(k)-2, the Actual Deferral Ratio of an ADP-Eligible Employee who does not have any Before-Tax Contributions is zero. If the ADP-Eligible Employee is a Highly Compensated Employee, his elective contributions and compensation during the Plan Year under any other §401(k) plan of the Employer or a Related Employer shall be included in determining his Actual Deferral Ratio for the Plan (without regard to the plan year of the other 401(k) plan).

(b) Special Rule for Early Participation. If the Plan permits an Employee to make Before-Tax Contributions even though the Employee has not satisfied the minimum age and service requirements of Code §410(a)(1)(A), the Plan may satisfy the requirements of subsection (a) by using the procedure described in either paragraph (1) or paragraph (2) below:

(1) Conducting the ADP Test using the Average Deferral Percentages of the following Participants who were eligible to make Before-Tax Contributions during the Plan Year:

(A) All Highly Compensated Employees; and

(B) Only the Nonhighly Compensated Employees who satisfied the minimum age and service requirements of Code §410(a)(1)(A).

(2) Disaggregating the Plan into the following separate plans for purposes of conducting the ADP Test:

(A) A plan including Participants who satisfied the minimum age and service requirements of Code § 410(a)(1)(A); and

(B) A plan including Participants who did not satisfy the minimum age and service requirements of Code §410(a)(1)(A).

(c) Aggregation. If the Plan is aggregated with any other qualified retirement plan of the Company for purposes of satisfying Code §401(k), 401(m), 401(a)(4), or 410(b), all such aggregated plans will be treated as a single plan for the ADP Test, except for the average benefit percentage test under Code §410(b)(2). Only plans having the same plan year and testing method may be aggregated to satisfy Code §401(k).

(d) Corrective Actions. If the Before-Tax Contributions for Highly Compensated Employees exceed the limit of the ADP test, the excess deferrals will be corrected as follows:

(1) The total excess deferrals for Highly Compensated Employees will be determined by reducing the deferral percentages of Highly Compensated Employees, multiplying each affected Employee’s Section 415 Compensation by the Employee’s percentage reduction, and adding the amounts for all affected Employees. The process will begin with the Highly Compensated Employee who has the highest deferral percentage, and will continue with the Highly Compensated Employee who has the next highest deferral percentage, and then the next, until the ADP Test is satisfied.

(2) The total excess deferrals will be allocated by reducing the Before-Tax Contributions of the Highly Compensated Employees. The process will begin with the Highly Compensated Employee who has the largest dollar amount of Before-Tax Contributions, and will continue with the Highly Compensated Employee who has the next largest dollar amount, and then the next largest, until the total has been allocated.

(3) The excess deferrals allocated to affected Participants will be recharacterized or distributed as follows:

(A) If the Participant is eligible to make Catch-Up Contributions, the excess deferral will be recharacterized as a Catch-Up Contribution for the Participant to the extent possible and credited to the Participant’s Before-Tax Contribution Account as a Catch-Up Contribution; and

(B) If the Participant is not eligible to make Catch-Up Contributions or has made the maximum Catch-Up Contributions for the year, the excess deferral will be distributed to the Participant not later than the last day of the Plan Year following the Plan Year for which the excess deferral was made, along with investment income or losses attributable to the excess deferral but only through the end of the Plan Year for which the corrective distribution is made. If the distribution is not made within 2 1/2 months after the end of the Plan Year for which the excess deferral was made, the Company will be subject to a 10% excise tax on the amount of the excess deferrals.

(e) If a Participant received a corrective distribution of excess deferrals for the calendar year that ends within the Plan Year for which excess deferrals were made, the amount of excess deferrals to be returned under subsection (d) above will be reduced by the amount of the corrective distribution.

(f) The investment income or loss attributable to excess deferrals distributed to Participants to satisfy the ADP Test will be determined by multiplying the investment income or loss on the Participant’s Before-Tax Contribution Account at the end of the Plan Year by a fraction, the numerator of which is the Participant’s excess deferral for the Plan Year and the denominator of which is the sum of the Participant’s Before-Tax Contribution Account as of the beginning of the Plan Year plus the Before-Tax Contributions made on behalf of the Participant for the Plan Year.

Section 5.3 Nondiscrimination Tests Regarding Matching Contributions

In accordance with the provisions of Treasury Regulation §1.401(m)-1(a)(3), the non-discrimination rules of Code §401(m), including the requirements for discrimination testing, are not applicable to the Plan. The Plan automatically satisfies the provisions of Code §410(b) since the Plan is maintained pursuant to a collective bargaining agreement.

Section 5.4 Maximum Annual Additions

(a) The total Annual Additions to the Participant’s Accounts in this Plan and any other qualified defined contribution plan maintained by the Employer will not exceed the smaller of the following:

(1) $40,000, as adjusted for increases in the cost-of-living under Code §415(d) (the adjusted limit for 2016 is $53,000); or

(2) 100% of the Participant’s Section 415 Compensation for the Limitation Year, up to $200,000, as adjusted for increases in the cost-of-living under Code §401(a)(17) (the adjusted limit for 2016 is $265,000).

This limitation will not apply to contributions for medical benefits within the meaning of Code §§401(h) and 419A(f)(2) provided after Termination of Employment which would otherwise be included as Annual Additions.

(b) Annual Additions are the total of the following amounts credited to the Participant’s Accounts for the Limitation Year:

(1) Employee and Employer contributions;

(2) Forfeitures;

(3) Amounts allocated after March 31, 1984 to an individual medical account, as defined in Code §415(l)(2), which is part of a pension or annuity plan maintained by the Employer (however, these amounts shall not be included in Annual Additions for the purpose of calculating the limit in Section 5.4(a)(2));

(4) Amounts derived by a “key employee,” as defined in Code §416(i)(1), in taxable years ending after 1985 that are attributable to post-retirement medical benefits allocated to the account of the key employee under a welfare benefit fund, as defined in Code §419(e), maintained by the Employer; and

(5) Amounts allocated to a simplified employee pension plan, as defined in Code §408(k)(6).

(c) For purposes of the limitations on Annual Additions,

(1) All defined contribution plans maintained by the Employer and Related Employers will be considered as a single defined contribution plan, whether or not such plans are terminated;

(2) Rollover Contributions under Section 4.3 and Catch-up Contributions under Section 4.1(d) will not be included in Annual Additions; and

(3) If the Plan terminates during the Plan Year, the maximum Annual Addition for the resulting Limitation Year of less than 12 months will be 1/12th of the limit at the beginning of the Plan Year times the number of months in the short Plan Year.

(d) If the Annual Additions exceed the limit described in subsection (a) above, the excess attributable to forfeitures will be deemed to have been allocated last, and excess Annual Additions attributable to a welfare benefit fund or an individual medical account will be deemed to have been allocated first.

(e) If Annual Additions exceed the limit described in subsection (a) above, the excess may be corrected only through the Employee Plans Compliance Resolution System.

(f) If Annual Additions exceed the limit described in subsection (a) above because the allocation date of this Plan coincides with the allocation date of another plan, the excess will be attributed to the plans as follows:

(1) If the other plan is a §401(k) plan, the excess will be attributed to elective deferral contributions to the other plan before contributions to this Plan;

(2) If the other plan is an employee stock ownership plan, or a defined contribution plan that is subject to the minimum funding standards of Code §412, the excess will be attributed to contributions to this Plan before contributions to the other Plan; and

(3) If an excess amount remains, the excess amount attributable to this Plan will be the product of:

(A) The total excess amount allocated as of such date, and

(B) The ratio of the Annual Additions under this Plan to the Annual Additions under this Plan and all other defined contribution plans, whether or not such plans are pre-approved plans.

For purposes of this subsection (f), “allocation date” means the last day of the Plan Year. The Plan Administrator may, in its discretion, designate more frequent periodic allocation dates and interim or other special allocation dates for any purpose at any time.

Article 6 : Participant Accounts

Section 6.1 Individual Accounts

The Plan Administrator will establish and maintain, as necessary, the following Accounts for each Participant:

(a) Before-Tax Contribution Account;

(b) Pre-1987 After-Tax Contribution Account;

(c) Post-1986 After-Tax Contribution Account;

(d) Matching Contribution Account;

(e) Company Stock Matching Contribution Account;

(f) Special Employer Contribution Account;

(g) Rollover Account;

(h) Merger Account;

(i) Qualified Non-Elective Contribution Account;

(j) Before-Tax Transfer Contribution Account;

(k) After-Tax Contribution Transfer Account;

(l) Safe-Harbor Matching Contribution Transfer Account;

(m) Company Stock Safe-Harbor Matching Contribution Transfer Account;

(n) Retirement Contribution Transfer Account;

(o) Employer Discretionary Contribution Transfer Account; and

(p) Company Stock Dividend Transfer Account.

The separate Accounts will be for accounting purposes, and will not require any segregation of assets for investment or other purposes

Section 6.2 Vesting

Participants are fully vested in their Accounts at all times, except that amounts transferred to the Plan from another plan maintained by the Company remain subject to the vesting schedule of the plan from which they were transferred.

Section 6.3 Participant Investment Elections

(a) The Plan Administrator will establish procedures for investment elections, including the minimum percentage and the incremental percentage of an Account that may be invested in each Investment Option.

(b) Participants may elect to invest their Accounts in any one or more of the investment funds that the Finance Committee makes available to Participants for this purpose (“Investment Options”). If a Participant elects more than one Investment Option, the Participant must specify the amount to be invested in each Investment Option. The Investment Options will include at least three mutual funds, collective investment funds or other pooled investment funds. Investment in an Investment Option may be subject to a condition that funds be held in the Investment Option for a specified length of time.

(c) The Finance Committee will establish default investment procedures providing that if a Participant fails to make any investment election, the Participant’s account shall be invested in one or more default Investment Options.

(d) The Plan and Trust are intended to constitute a plan described in Section 404(c) of ERISA, such that the Plan’s fiduciaries are relieved from liability for any losses that are the result of investment instructions given by Participants, alternate payees or Beneficiaries, and the Plan shall be administered and interpreted to the greatest extent possible consistent with that intent.

Section 6.4 Adjustments to Accounts

(a) Amounts contributed by, or on behalf of, a Participant shall be credited to the appropriate Accounts of a Participant as soon as administratively feasible.

(b) Any distributions to a Participant and withdrawals by a Participant shall be subtracted from the Participant’s Accounts.

(c) A Participant who has an outstanding loan from his Accounts shall have loan payments made by the Participant credited to his Accounts.

(d) The Plan Administrator or its delegate shall separately account for the amounts in each Account of the Participant and shall separately allocate withdrawals, distributions, and other credits or charges among the Participant’s Accounts on a reasonable and consistent basis.

(e) Investment income for an accounting period will be allocated as of the last day of the accounting period. Investment income will be allocated to Participant Accounts by any reasonable method established by the Plan Administrator for the accounting period. Any investment income that is not directly attributable to any Participant’s Accounts will be treated as a forfeiture for the Plan Year and used or allocated in accordance with Section 8.8(b).

(f) Except as otherwise provided in the Plan, all clerical, legal and other expenses of the Plan shall be paid by the Employer, and all investment fees, investment expenses and Trustee fees, if any, shall be paid by the Trust. If the Employer pays an investment fee, an investment expense or a Trustee fee, the Employer may be reimbursed from Plan assets even though an agreement between the Employer and another person relating to the payment of those expenses or fees provides that the Employer will pay the expense. For purposes of this subsection, the Master Agreement and a Collective Bargaining Agreement shall not be considered an agreement between the Employer and another person relating to the payment of expenses or fees. Trustee expenses paid or reimbursed from Plan assets will be allocated to Participants’ Accounts by any reasonable method established by the Plan Administrator for the accounting period.

(g) The Plan Administrator may correct any error by making adjustments to Participants’ Accounts. The Employer may make an additional or alternative contribution where appropriate to correct an error, or may forfeit any erroneous contribution. Any contribution made under this subsection shall be allocated in a manner which corrects the error.

Article 7 : Company Stock Accounts

Section 7.1 Employee Stock Ownership Plan

The portion of the Plan composed of Participants’ Company Stock Accounts is intended to qualify as an employee stock ownership plan under Code §4975(e)(7) (the “ESOP portion”). The ESOP portion is maintained as a portion of the Plan as authorized by Treasury Regulation §54.4975-11(a)(5). The remaining part of the Plan is intended to be a profit sharing plan which meets the requirements for qualification under Code §401(a) and 401(k) (the “profit sharing portion”). Together the ESOP portion and the profit sharing portion constitute the entire Plan and are intended to be a single plan under Treasury Regulation §1.414(1)-1(b)(1).

Section 7.2 Definitions

For purposes of this Article 7, the following terms shall have the meaning set forth below:

(a) The term “Cash Dividends” means the cash dividends that are paid on or after March 1, 2002 by the Company with respect to Company Stock held in the Trust.

(b) The term “Company Stock” means common stock issued by the Company (or by a corporation which is a member of the same controlled group) which is readily tradable on an established securities market.

(c) The term “Payment Election” means a completed election made under Section 7.3 pursuant to which a Participant has affirmatively elected to have his or her Cash Dividends paid to the Trustee and distributed by the Trustee to the electing Participant outside the Plan.

Section 7.3 Election to Receive Dividends on Company Stock Fund

(a) The Employer shall prescribe rules and procedures that allow each Participant with an interest in Company Stock to elect to have Cash Dividends distributed outside the Plan rather than paid to the Plan and reinvested in Company Stock. To the extent administratively feasible, the Trustee will distribute the Cash Dividends to Participants on the same day the Cash Dividends are paid to the Trustee. The Employer may, in its sole discretion, which shall be applied in a uniform and non-discriminatory manner, instead

(1) Allow Participants to affirmatively elect to have their Cash Dividends paid to the Trustee and distributed by the Trustee to the Participants no later than 90 days after the end of the Plan Year in which paid to the Trustee; or

(2) Allow Participants to affirmatively elect to have their Cash Dividends paid directly to them in cash outside the Plan.

Such rules and procedures that are prescribed by the Employer shall be in accordance with the terms of the Plan or, to the extent not specified in the Plan, the requirements that must be satisfied in order for a federal income tax deduction to be allowed under Code §404(k) with respect to the amount of Cash Dividends (including the requirement that the election to receive Cash Dividends be irrevocable for the period to which it applies and including the requirement set forth in Code §404(k)(2)(b)). The Plan Administrator shall allow Participants to change their election under this section at least annually, and at any time that there is a modification in the Plan’s provisions governing the manner in which Cash Dividends are paid or distributed to Participants.

(b) In the event a Participant does not complete a Payment Election, the Cash Dividends allocated to the Participant shall be automatically paid to the Plan, allocated to the Participant’s Company Stock Account and reinvested in Company Stock. Participants may make or change a Payment Election in the manner prescribed by the Plan Administrator. In the absence of a valid Payment Election, if a hardship withdrawal under Section 9.5 is processed on an ex-dividend date for a Participant with a Company Stock Account, the Participant shall be deemed to have a Payment Election in effect solely with respect to said ex-dividend date, and the applicable Cash Dividends shall be distributed or paid to the Participant in accordance with the provisions of this Section 7.3.

(c) Cash Dividends that are paid or reinvested pursuant to Code §404(k)(2)(A)(iii) and the provisions of this Section 7.3 shall not be considered to be annual additions for purposes of Code §415(c), elective deferrals for purposes of the elective deferral limitation, or elective contributions for purposes of Code §401(k).

(d) Notwithstanding the foregoing provisions of this Section 7.3, Participants who are residents of states that have not amended their tax laws to conform with Code §404(k)(2), as amended by the Economic Growth & Tax Relief Act of 2001, shall have their respective Cash Dividends distributed to them in cash, in the same manner as if they had completed a Payment Election.

Section 7.4 ESOP Requirements

To the extent required by applicable law, the Company reserves the right to amend the Plan to conform to any applicable statutory or regulatory requirements for ESOPs.

Article 8 : Distribution of Benefits

Section 8.1 Distribution Upon Termination of Employment or Disability

A Participant will be entitled to receive distribution of the Participant’s entire Account Balance upon Termination of Employment or Disability, as provided in this Article 8.

Section 8.2 Time of Payment After Termination of Employment

Benefit payments to a Participant may begin as soon as practicable after the Participant’s Termination of Employment or Disability, as follows:

(a) Time for Payment Generally. Unless the Participant elects otherwise, benefits must be paid within 60 days after the close of the Plan Year in which the later of the following occurs:

(1) The Participant attains age 65; or

(2) The Participant’s Termination of Employment.

No distribution is required under this subsection if a Participant who is eligible for a distribution fails to request a distribution. The Participant shall be considered to have elected a deferred distribution.

(b) Age 70 1/2 Distribution Rule. Despite any contrary election by the Participant, the distribution of benefits to a Participant shall begin no later than the Participant’s Required Beginning Date. Additional information is contained in Section 8.7.

(c) Distribution of Small Account Balances. Regardless of any other provision in the Plan, if a Participant is eligible to request a distribution under this Article and the total vested amount credited to the Participant’s Accounts does not exceed $5,000, the following rules apply:

(1) The Plan will distribute the Account Balance to the Participant in a lump sum payment as soon as administratively practicable after the Participant’s Termination of Employment. For purposes of this rule, a Participant who has filed a grievance with respect to his Termination of Employment shall not be considered to have had a Termination of Employment until the grievance procedure is fully concluded.

(2) However, if the vested Account Balance is more than $1,000, but not more than $5,000, and the Participant fails to elect either a cash distribution or a direct rollover to an Eligible Retirement Plan specified by the Participant, the Plan will establish an IRA for the Participant with a qualified IRA provider selected by the Finance Committee and direct the Trustee to pay the Account Balance by direct rollover to the IRA at any time after the Participant’s Termination of Employment. The Finance Committee will direct the IRA provider to invest the IRA in an investment product designed to preserve principal and provide a reasonable rate of return and will provide written notice to the Participant regarding the IRA and direct rollover payment.

(d) Lump Sum. Payment of a Participant’s Account Balance will be made in the form of a single lump sum unless the Participant is eligible for and elects one of the optional forms of payment in Section 8.2(e) below, subject to Section 8.2.

A Distributee or other Beneficiary who elects a single lump sum distribution may elect to receive all or any portion of the Participant’s Accounts that is invested in Company Stock in whole shares of Company Stock, except that the value of any fractional share will be paid in cash.

(e) Optional Forms of Payment. A Participant whose Termination of Employment occurs as a result of Retirement, including Disability, may elect to receive payment of the Participant’s Account Balance in the form of one of the optional installment methods described below:

(1) Fixed Installment Payment Option. Monthly installments of a fixed amount payable until the Account Balance is exhausted. Such fixed amount may be changed by the Participant as of any month by giving advance notice to the Plan Administrator in accordance with the procedures adopted by the Plan Administrator.

(2) Special Payment Request Option. A one-time payment of a portion of the Account Balance at any time. A Participant may make any number of such requests. Special payments cannot include any amount of Company Stock.

(3) Earnings Installment Payment Option. Prior to January 1, 2016, Participants could elect monthly installments based on a principal amount equal to the Account Balance at the date of the election. Subject to Section 8.7, Participants who made that election before January 1, 2016 may continue to receive a monthly installment payment equal to the Participant’s Account Balance on the date the payment is made less the principal amount. If a Participant’s Account Balance is less than the principal amount on any payment date, no installment payment will be made for the month. This form of payment is not available to Participants who become eligible for a distribution under this Section 8.2 on and after January 1, 2016.

(4) Combined Fixed Installment and Earnings Installment Payment Option. Prior to August 1, 1998, Participants could also elect monthly installments composed of a fixed installment payment plus an earnings installment payment. For a Participant who elected this option, the fixed portion of each installment payment is determined in the same manner as in Section 8.2(e)(1) above, and the earnings portion of each installment payment is determined in the same manner as in Section 8.2(e)(3) above. This form of payment is not available to Participants who become eligible for a distribution under this Section 8.2(e) on and after August 1, 1998.

Section 8.3 Distribution on Account of Death

(a) Benefit. If a Participant dies before the Participant’s entire Account Balance is distributed, the Participant’s Beneficiary will be entitled to receive the Participant’s entire remaining Account Balance.

(b) Commencement of Benefit Payments. Benefit payments to a Beneficiary of a deceased Participant may begin as soon as practicable after the Participant’s death.

(1) The Plan Administrator will direct the Trustee to pay the Account Balance in a lump sum payment to the Beneficiary no later than 60 days after the end of the Plan Year following the Plan Year in which the Participant dies.

(2) Benefits payable to a Beneficiary may be paid without the Beneficiary’s consent, even if the Beneficiary is the Participant’s surviving Spouse.

(c) Form of Payment.

(1) If the Participant’s Beneficiary is the Participant’s surviving Spouse, payment may be made in the form of a lump sum or an Optional Form of Payment as described under Section 8.2(e). The surviving Spouse may elect to defer the timing of the payment, subject to Section 8.7.

(2) If the Participant does not have a surviving Spouse, or if the Participant’s Beneficiary is not the Participant’s surviving spouse, payment will be made in the form of a lump sum, provided that the distribution shall be completed not later than December 31 of the calendar year which contains the fifth anniversary of the Participant’s death.

(d) Death after Required Beginning Date. Notwithstanding any elections made by the Participant or a Beneficiary, if a Participant dies after attaining the Required Beginning Date and after distribution has commenced, the Participant’s remaining Account Balance, if any, shall be distributed to the Beneficiary at least as rapidly as under the method of distribution in effect on the date of the Participant’s death.

(e) Death of Surviving Spouse. If a Participant’s surviving Spouse is receiving installment distributions and the surviving Spouse dies before the entire Account Balance is distributed, the remainder of the Account Balance shall be distributed to the surviving Spouse’s Beneficiary at least as rapidly as under the method of distribution in effect at the time of the Spouse’s death. On the death of a non-Spouse Beneficiary who is entitled to benefit payments, the Participant’s remaining Account Balance shall be distributed to the Beneficiary of the non-Spouse Beneficiary within a reasonable time after the Beneficiary’s death. If the Participant’s surviving Spouse or non-Spouse Beneficiary fails to designate a Beneficiary, or if the designated Beneficiary does not survive the Participant’s surviving Spouse or non-Spouse Beneficiary, distribution shall be made in equal shares to the members of the first of the classes listed below having a living member on the date the distribution is payable. The classes, in order of priority, are as follows:

(1) The Surviving Spouse’s or non-Spouse Beneficiary’s spouse;

(2) The Surviving Spouse’s or non-Spouse Beneficiary’s children, in equal shares; however, where a child otherwise eligible to receive a portion of the Surviving Spouse’s or non-Spouse Beneficiary’s benefit under this subsection has predeceased the Surviving Spouse or non-Spouse Beneficiary, that child’s share shall be:

(A) Distributed to his children in equal shares, but

(B) If no such children exist, the portion shall be distributed equally among the remaining children of the Surviving Spouse or non-Spouse Beneficiary; and

(3) The Surviving Spouse’s or non-Spouse Beneficiary’s estate.

Section 8.4 Designation of Beneficiary

(a) A Participant may designate a Beneficiary or Beneficiaries and may change the Beneficiary designation from time to time; provided, however, that if the Participant is married at the time of the Participant’s death, the Beneficiary will be the surviving Spouse unless the Participant, with the consent of the Spouse, has designated another person to be the Beneficiary. The Spouse’s consent must be:

(1) In a writing acknowledging the effect of the consent; and

(2) Signed by the Participant’s Spouse and witnessed by a notary public.

A Spouse’s consent shall be effective only with respect to the specific Beneficiary named in the consent. However, consent of a Participant’s Spouse shall not be required if it is established to the satisfaction of a Plan representative that such consent may not be obtained because there is no Spouse, or because the Spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe.

(b) A beneficiary designation must be on a form provided or approved by the Plan Administrator and will be effective only when filed with the Plan Administrator during the Participant’s lifetime. A beneficiary designation filed with the Plan Administrator will automatically cancel all beneficiary designations previously filed.

(c) If the Participant has designated the Participant’s Spouse as a Beneficiary, and the marriage terminates by divorce or annulment, the termination of the marriage will automatically cancel the designation of the Spouse as a Beneficiary unless otherwise provided in a Beneficiary designation filed after the termination of the marriage or in a Qualified Domestic Relations Order.

(d) If the Participant fails to designate a Beneficiary, or if no designated Beneficiary survives the Participant, the Beneficiary distribution shall be made in equal shares to the members of the first of the classes listed below having a living member on the date the distribution is payable. The classes, in order of priority, are as follows:

(1) The Participant’s Spouse;

(2) The Participant’s children, in equal shares; however, where a child otherwise eligible to receive a portion of the Participant’s benefit under this subsection has predeceased the Participant, that child’s share shall be:

(A) Distributed to his children in equal shares, but

(B) If no such children exist, the portion shall be distributed equally among the remaining children of the Participant; and

(3) The Participant’s estate.

(e) The facts as shown by the records of the Plan Administrator at the time of death shall be conclusive as to the identity of the proper payee, and the records of the Trustee shall be conclusive as to the amount properly payable. The distribution made in accordance with such state of facts shall be treated as a complete discharge of all obligations under the provisions of the Plan.

(f) If a Plan fiduciary acts in accordance with ERISA, Title I, Subtitle B, Part 4, in determining whether a Participant’s Spouse has consented to the Participant’s designation of a Beneficiary other than the Spouse or that the consent of the Spouse may not be obtained because there is no Spouse, the Spouse cannot be located or other circumstances prescribed by the Secretary of the Treasury by regulations, then to the extent of payments made pursuant to that consent, revocation or determination, the Plan and its fiduciaries shall have no further liability.

Section 8.5 Consent to Benefit Payments

(a) If benefits are payable to a Participant, benefits will not be paid without the Participant’s consent unless:

(1) The distribution is required under Section 8.7 (age 70 1/2 rules);

(2) The Participant’s Account Balance is $5,000 or less; or

(3) The Plan has terminated and neither the Company nor any Related Employer maintains any tax-qualified defined contribution plan other than an employee stock ownership plan.

(b) Benefits payable to an alternate payee or the alternate payee’s beneficiary under a Qualified Domestic Relations Order may be paid without consent.

Section 8.6 Direct Rollovers

(a) Distributees may elect to have all or part of the benefits payable to them or directly to one Eligible Retirement Plan. Beneficiaries other than Distributees may elect to have all or any part of their benefits paid to them or directly to one IRA that is designated as an inherited IRA and names both the Participant and the Beneficiary. Payments will be made by direct rollover only if the benefit is payable in a lump sum payment or installment payments over a period of less than ten years and the payments are not required minimum distributions or hardship withdrawals.

(b) At least 30 days, and no more than 180 days, before a benefit is to be paid, the Plan Administrator will furnish the Distributee or Beneficiary with an application for payment and a written explanation of the payment options available under the Plan. If the amount payable is more than $1,000, the application will include an election for a direct rollover to an IRA or another Eligible Retirement Plan, as permitted under Section 8.6(a). The explanation will include a summary of the rules for income tax withholding from benefit payments and the ability to avoid the withholding requirement by electing a direct rollover to an IRA or other Eligible Retirement Plan. The explanation will inform the Distributee or Beneficiary that an election concerning the benefit payment may be changed or revoked, with the consent of the Participant’s Spouse, if necessary, at any time before payment begins.

(c) A deceased Participant’s Accounts may be distributed by direct rollover to an Eligible Retirement Plan specified by a non-Spouse Beneficiary of the deceased Participant to the extent the amount distributed otherwise qualifies as an Eligible Rollover Distribution and subject to Section 8.6(a).

Section 8.7 Required Minimum Distributions

(a) The Plan will comply with the minimum distribution requirements of Code §401(a)(9) and Treasury Regulation §§1.401(a)(9)-2 through -9, including the incidental death benefit requirements under Code §401(a)(9)(G), but not including Treasury Regulation §1.401(a)(9)-6, regardless of whether the Participant or Beneficiary has applied for or consented to payment.

(b) Payments to a Participant who is not a “Five-Percent Owner” will begin no later than April 1 of the first calendar year beginning after the Participant attains age 70Y2 or Retires, whichever occurs later. Payments to a Participant who is a “Five-Percent Owner” will begin no later than April 1 of the first calendar year beginning after the Participant attains age 70Y2 regardless of whether the Participant has Retired. The date by which payments to a Participant must begin is that Participant’s “Required Beginning Date.”

“Five-Percent Owner” means any person who owns (or is considered as owning under Code §318) more than 5% of the outstanding stock of the Employer or stock possessing more than 5% of the combined voting power of all stock of the Employer.

(c) If the Participant is not married on the Required Beginning Date, the required minimum distribution for each calendar year will be determined by dividing the Participant’s Account Balance as of the last Valuation Date of the previous year by the distribution period from the Uniform Lifetime Table under Treasury Regulation §1.401(a)(9)-9 for the Participant’s age as of the Participant’s birthday in the current year. If the Participant is married on the Required Beginning Date, the required minimum distribution amount for each calendar year will be determined by dividing the Participant’s Account Balance as of the last Valuation Date of the previous year by the distribution period in the Joint and Last Survivor Table under Treasury Regulation §1.401(a)(9)-9 for the ages of the Participant and Spouse as of their birthdays in the current year.

(d) If the Participant dies before the Required Beginning Date, all payments will be made no later than December 31 of the fifth calendar year that begins after the Participant’s death except as follows:

(1) Payments to the Participant’s surviving Spouse will begin no later than December 31 of the first calendar year beginning after the Participant’s death or December 31 of the calendar year in which the Participant would have attained age 70 1/2, whichever is later. The required minimum distribution for each calendar year will be determined by dividing the Participant’s Account Balance as of the last Valuation Date of the previous year by the factor from the Uniform Lifetime Table under Treasury Regulation §1.401(a)(9)-9 for the Participant’s age in the year of the Participant’s death reduced by one for each subsequent year or the factor for the Spouse’s age as of the Spouse’s birthday in the current year, whichever factor is greater. After the surviving Spouse dies, the required minimum distribution will be determined using the factor for the Spouse’s age in the year of the Spouse’s death reduced by one for each subsequent year.

(2) Payments to an individual beneficiary other than the Participant’s surviving Spouse, including the trustee of a trust that qualifies as an individual beneficiary under Treasury Regulation §1.401(a)(9)-4, will begin no later than December 31 of the first calendar year beginning after the Participant’s death. The required minimum distribution for each calendar year will be determined by dividing the Participant’s Account Balance as of the last valuation of the previous year by the distribution period from the Uniform Lifetime Table under Treasury Regulation §1.401(a)(9)-9 for the Participant’s age in the year of the Participant’s death reduced by one for each subsequent year or the distribution period for the beneficiary’s age as of the beneficiary’s birthday in the current year, whichever distribution period is greater.

(e) If the Participant dies after the Required Beginning Date, payments will continue at least as rapidly as before the Participant’s death.

Section 8.8 Missing Participants and Forfeitures

(a) The Plan Administrator shall make a reasonable effort to locate a Participant or Beneficiary who is entitled to payment. If the Plan Administrator cannot locate the Participant or Beneficiary after 24 months, the Plan Administrator may authorize payment to another Beneficiary who is entitled to payment.

(b) If after the 24-month period described in subsection (a) above, the Plan Administrator cannot locate the Participant or any Beneficiary who is entitled to payment, the Plan Administrator may treat the payment as a “Forfeiture” and apply it toward the payment of Matching Contributions, Special Employer Contributions, or administrative expenses.

(c) If the Participant or a Beneficiary entitled to payment later makes a proper claim for the Forfeiture, the vested amount credited to the Participant’s Accounts as of the date the Forfeiture occurred shall be restored to the Participant’s Accounts. The Employer shall make any contribution necessary to restore the Forfeiture. No investment earnings shall be credited for the period between the Forfeiture and the restoration.

Section 8.9 Additional Distribution Provisions

(a) The Plan Administrator’s actions regarding payment, if taken in good faith, are to be conclusive and binding on all persons, and the payment fully discharges the Plan, the Plan Administrator, the Employer, and all other fiduciaries of the Plan, from liability with respect to the payment.

(b) The Plan Administrator may rely on affidavits or other information that the Plan Administrator believes to be reliable even though not otherwise admissible as evidence in a legal proceeding.

(c) The Plan Administrator is not required to commence probate proceedings, seek the appointment of a legal representative, or make payments to a legal representative.

(1) If a person appears to be mentally, physically or legally incapable of receiving or acknowledging receipt of distribution payments, the Plan Administrator may authorize payments to a person with a valid power of attorney for the Participant or Beneficiary, to a court-appointed guardian for the Participant or Beneficiary, or to any other person authorized under state law to receive the benefit.

(2) If a person entitled to receive benefits is a minor and the value of the benefit exceeds $5,000, the Plan Administrator may delay payment of the benefit until the minor has attained the age of majority or pay the benefit to a person who has been named by a court of competent jurisdiction as fiduciary for the minor.

(d) If the Plan Administrator cannot determine, from affidavits or other information the Plan Administrator believes to be reliable, whether the Participant’s Spouse or other Beneficiary survived the Participant, the Spouse or other Beneficiary will be deemed not to have survived the Participant.

(e) If the Plan Administrator acts in accordance with applicable law in treating a domestic relations order as being (or not being) a Qualified Domestic Relations Order, or in separately accounting for the amounts which would have been payable to the alternate payee during the time the Plan Administrator is making this determination, or in not paying the segregated amounts to the alternate payee (within the 18-month period beginning with the date on which the first payment would be required to be made) if the domestic relations order is determined not to be qualified, or if the issue is not resolved within the 18-month period and in prospectively applying a domestic relations order which is determined to be qualified after the close of the 18-month period, then the obligation of the Plan and its fiduciaries to the Participant and each alternate payee shall be discharged to the extent of any payment made pursuant to such acts.

(f) The Plan Administrator shall require reimbursement of any amount of payment subsequently determined not to have been properly payable to a Participant, surviving Spouse, alternate payee or Beneficiary. If the person to whom the overpayment was made does not, within a reasonable time, make the requested repayment to the Plan, the Plan Administrator may reduce any future benefits payable from the Plan to that person by the amount necessary to fully recover the overpayment, including any reasonable interest.

Article 9 : In-Service Distributions

Except as provided in this Article, a Participant may not withdraw amounts from his Accounts before the Participant has a Termination of Employment.

Section 9.1 Withdrawals After Age 59 1/2

A Participant’s entire Account Balance is distributable at any time after the Participant has attained age 59 1/2.

Section 9.2 Withdrawal From Rollover Account

A Participant’s Rollover Account (if any) is distributable at any time.

Section 9.3 Withdrawal from After-Tax Contribution Account

(a) After 60 Months of Participation. A Participant who has been participating in the Plan for at least 60 months before the date of the withdrawal may elect a distribution of all or any portion of the Participant’s After-Tax Contribution Accounts.

(b) Less Than 60 Months of Participation.

(1) Amounts Credited to Account at Least 24 Months Prior to Withdrawal. A Participant who has been participating in the Plan for less than 60 months before the date of the withdrawal may elect a distribution that includes only Employee After-Tax Contributions (or earnings thereon) that were credited to the Participant’s After-Tax Contribution Account at least 24 months prior to the withdrawal.

(2) Amounts Credited to Account Within the 24 Months Preceding Withdrawal. A Participant who has been participating in the Plan for less than 60 months before the date of the withdrawal may elect a distribution that includes After-Tax Contributions that have not been credited to the Account for at least 24 months, in which case the Participant shall not thereafter be eligible to make After-Tax Contributions to the Plan before the first payroll period that begins at least six months after the date of the distribution.

The Administrative Committee may from time to time establish such uniform and non-discriminatory rules and procedures as it deems appropriate to administer withdrawals from Participants’ After-Tax Contribution Accounts.

Section 9.4 Withdrawal from Matching Contribution Account

(a) After 60 Months of Participation. A Participant who has been participating in the Plan for at least 60 months before the date of the withdrawal may elect a distribution of all or any portion of the Participant’s Matching Contribution Account.

(b) Less Than 60 Months of Participation. A Participant who has been participating in the Plan for less than 60 months before the date of the withdrawal may elect a distribution that includes only Matching Contributions (and earnings thereon) that were credited to the Participant’s Matching Contribution Account at least 24 months prior to the withdrawal.

The Administrative Committee may from time to time establish such uniform and non-discriminatory rules and procedures as it deems appropriate to administer withdrawals from Participants’ Matching Contribution Accounts.

Section 9.5 Hardship Withdrawals

A Participant may withdraw funds from the Participant’s Before-Tax Contribution Account for a hardship withdrawal even though the Participant’s employment has not terminated.

(a) Conditions for Hardship Withdrawal. A Participant may make a hardship withdrawal only if the Participant incurs any one or more of the following immediate and heavy financial needs:

(1) Uninsured expenses for medical care incurred by the Participant or the Participant’s Spouse or dependents, or necessary for these persons to obtain medical care;

(2) Costs directly related to the purchase of the principal residence for the Participant (excluding mortgage payments);

(3) Tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant or the Participant’s Spouse, children, or dependents;

(4) Payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage on that residence;

(5) Burial or funeral expenses for the Participant’s deceased parents, Spouse, children, or dependents; and

(6) Uninsured expenses for the repair of damage to the Participant’s principal residence that would qualify for a casualty deduction under Code § 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(7) Other events as are determined by the Plan Administrator on the basis of all relevant facts and circumstances, to constitute immediate and heavy financial need.

For purposes of subsections (1) and (3) above, the term “dependent” has the same meaning as in Code § 152, determined without regard to Code §§ 152(b)(1), 152(b)(2) and 152(d)(1)(B). For purposes of subsection (5) above, the term “dependent” has the same meaning as in Code § 152, determined without regard to Code § 152(d)(1)(B).

(b) Limitations on Hardship Withdrawals.

(1) A Participant may not make a withdrawal unless the Participant has made all other withdrawals and obtained all other loans available under this Plan and all other qualified retirement plans maintained by the Employer.

(2) Hardship withdrawals may not exceed the amount necessary to alleviate the hardship. The amount of an immediate and heavy financial need may include any amounts necessary to pay federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

(3) Hardship withdrawals of investment income allocated to lective deferrals after December 31, 1988 are not permitted.

(4) If any portion of the Participant’s Accounts are invested in Company Stock, the Participant may not receive a hardship distribution unless the Participant has elected to have the Plan distribute all cash dividends on the stock to the extent that such dividends are currently available. If the hardship withdrawal is processed on an ex-dividend date, the amount of the hardship withdrawal shall be reduced by the amount of the cash dividends distributed or paid to the Participant.

(c) Administration of Hardship Withdrawals. The Plan Administrator will review and approve requests for hardship withdrawals on a uniform and nondiscriminatory basis.

Section 9.6 Withdrawals During Military Leave

A Participant who is called to active duty in Qualified Military Service for a period of more than 30 days may withdraw funds from the Participant’s Before-Tax Contribution Account during the Participant’s period of active duty. The Participant’s Before-Tax Contributions, if any, will be suspended during the six-month period beginning on the date of the withdrawal.

Section 9.7 Withdrawals Upon Plan Termination

A Participant’s Accounts are distributable at any time after the Plan has terminated. However, Before-Tax Contributions will not be distributable merely as a result of Plan termination if the Company or a Related Employer establishes or maintains another defined contribution plan (other than an employee stock ownership plan within the meaning of Code §4975(e)(7), a simplified employee pension plan within the meaning of Code §408(k), or a SIMPLE IRA plan within the meaning of Code §408(p).

Article 10 : Loans

Section 10.1 Loans To Participants

A Participant (including a Participant who only has a Rollover Account) may borrow from the Participant’s Accounts as provided in this Article and as provided in the loan procedures adopted by the Plan Administrator. However, a Participant may borrow from his Accounts only if:

(a) The Participant is actively employed by the Employer (including a Participant on paid Leave of Absence) as of the date of the loan; or

(b) The Participant is a party in interest (as defined in Section 3(14) of ERISA) with respect to the Plan as of the date of the loan.

Loans shall be made available to all Participants on a reasonably equivalent basis. However, the Plan Administrator shall have discretion to determine whether a loan should be made to a Participant and the amount of the loan. The standards used by the Plan Administrator shall be applied uniformly without discrimination to all Participants requesting loans, but the Plan Administrator may take into account a Participant’s credit rating, financial need and ability to repay the loan.

Section 10.2 Loan Amount and Limitations

(a) A Participant may have only one loan outstanding at any time.

(b) The principal amount of the loan must be at least $1,000 and shall not exceed the Account Balance. The principal amount of the loan shall not exceed the lesser of the following amounts:

(1) 50% of the Participant’s total accounts; or

(2) $50,000.

These limitations shall be determined and applied at the time the loan is made. These limitations shall be reduced by the outstanding balance of all other loans to the Participant under all qualified retirement plans of the Employer or any Related Employer. The $50,000 limitation shall be further reduced by the excess of (A) the highest outstanding balance of all such loans during the one-year period ending on the day before the loan is made over (B) the outstanding balance of all such loans on the day the loan is made.

(c) The loan shall be taken on a pro-rata basis from the Participant’s Accounts, in the following order:

(1) Matching Contribution Account;

(2) Safe-Harbor Matching Contribution Transfer Account;

(3) Company Stock Matching Contribution Account;

(4) Pre-1987 After-Tax Contribution Account;

(5) Post-1986 After-Tax Contribution Account;

(6) After-Tax Contribution Transfer Account;

(7) Rollover Contribution Account;

(8) Before-Tax Contribution Account;

(9) Before-Tax Contribution Transfer Account; and

(10) Special Employer Contribution Account

(d) The loan must bear interest equal to the prime lending rate plus one percent, as shown in the Wall Street Journal as of the last business day of the month prior to the month in which the loan is made, or another reasonable rate of interest as determined by the Plan Administrator.

(e) The loan must be adequately secured. Any of the Participant’s Accounts may be used as security for the loan; and the Accounts will be considered adequate security if, at the time the loan is made, the principal balance of the loan does not exceed 50% of the Account Balances. The Plan Administrator and the Trustee may, in their discretion, accept or reject any security offered in a particular case.

(f) The loan must be repaid in substantially equal periodic payments of principal and accrued interest, Repayment will begin as soon as administratively practicable after the loan is issued.

(1) The term of the loan may be any whole number of months, with a minimum term of six months and a maximum term of 60 months, unless it is a “home loan.” A home loan, by its terms, must be repaid within 15 years. A loan is a “home loan” if the loan is used to acquire or construct the Participant’s principal residence.

(2) Loan repayments shall be allocated to the Participant’s Accounts on a pro-rata basis to those Accounts from which the loan was distributed and shall be invested pursuant to the Participant’s current investment elections. Loans may be prepaid in full at any time without penalty, but a Participant may not request a loan prepayment more than two times per calendar year. A Participant must wait 30 days after a loan is repaid to apply for a new loan.

(3) The term of the loan will be extended by periods of Qualified Military Service. Loan payments will be suspended, but interest will continue to accrue, during periods of Qualified Military Service. During periods of Qualified Military Service, interest may not accrue at a rate in excess of six percent.

(g) The loan must be repaid by payroll deduction, except for those Participants who are not receiving a paycheck or who are laid off with recall rights, who may repay the loan by loan repayment check under the terms of the loan policies and procedures established by the Plan Administrator. A loan may not be made in an amount that would result in a payroll deduction for the Participant greater than the amount of the Participant’s net pay after all other deductions.

(h) If an Account Balance is used as security for the loan, the Plan Administrator may reduce the Account Balance by the outstanding balance of the loan at any time the loan is in default. If the loan is in default, or if the Participant has a Termination of Employment prior to repayment of the entire balance of the loan, the Participant shall have the option to repay the remaining balance in full no later than 90 days following Termination of Employment. If the loan is not repaid, it will be deemed a distribution from the Plan, will be subject to taxes, and may be subject to early distribution penalties.

(i) The loan shall be an investment of the Participant’s Accounts. For purposes of allocating the net income or loss from investment of Plan assets to the account, the loan shall be treated like a distribution and repayments shall be treated like elective deferral contributions. The Trustee may segregate the loan and repayments for investment and accounting purposes.

(j) The Plan Administrator may authorize a Participant who is on a Leave of Absence or subject to a period of layoff, or who has filed for bankruptcy, to suspend loan repayments for a period of up to 12 months.

Article 11 : Administration

Section 11.1 Administrative and Finance Committees

(a) Administrative Committee. The Bakery, Confectionery, Tobacco Workers and Grain Millers Administrative Committee (the “Administrative Committee”) shall be composed of six members. Three of the members shall be appointed by the Company and three of the members shall be appointed by the President of the International Union. The Company and the President of the International Union may remove their respective appointees at any time with or without cause and shall appoint their successors.

(b) Finance Committee. The Kellogg Company Bakery, Confectionery, Tobacco Workers and Grain Millers Finance Committee (the “Finance Committee”) shall consist of at least three members, who shall be appointed by the Company. The Company may remove any such members at any time with or without cause and shall appoint their successors.

(c) Appeals Committee. The Kellogg Company ERISA Administrative Committee (the “Appeals Committee”) shall consist of at least three members, who shall be appointed by the Company. The Company may remove any such members at any time with or without cause and shall appoint their successors.

(d) Committee Chairperson and Secretary. Each Committee may elect a member as chairperson and may appoint a secretary, who may or may not be a member of that Committee. Each Committee shall keep a record of all meetings.

(e) Committee Voting and Responsibilities. Each Committee may act only by a majority vote of its members who are present and voting at a meeting or by the unanimous written consent of all members without a meeting. Action by the Committee must be evidenced by a writing signed by the chairman or the secretary.

(1) With respect to the Administrative Committee, four members of the Committee shall constitute a quorum with respect to any single matter before the Committee, provided, however, that an equal number of members appointed by the Union and an equal number of members appointed by the Employer shall be eligible to vote on that matter.

(2) No member of any Committee shall have the right to vote on any matter solely related to the member or to any of the member’s personal rights or benefits under the Plan.

(3) Notwithstanding the foregoing, each Committee shall have the authority to allocate all or any part of its responsibilities to one or more of its members, or to revoke such allocation of responsibilities. Any action of a member to whom responsibilities are allocated shall have the same force and effect as if such action had been taken by the allocating Committee.

(4) Notwithstanding the foregoing, each Committee shall have the authority to delegate all or any part of its responsibilities to any person or entity it deems advisable, or to revoke such delegation of responsibilities. Any action of the delegate in the exercise of such delegated responsibilities shall have the same force and effect as if such action had been taken by the delegating Committee.

(f) No Compensation. The members of each Committee shall serve without bond (except as otherwise required by law) and without compensation for their service. All expenses of each Committee shall be paid by the Plan except to the extent paid by the Employer.

(g) Bonding. The Plan shall bear the cost of furnishing any fidelity bond required under ERISA with respect to the Committees.

(h) Meetings. The Committees shall conduct business and hold meetings at places and times that each Committee determines to be appropriate, provided that the Administrative and Finance Committees shall meet at least once each calendar year. The Appeals Committee shall meet at least once each calendar quarter during which an appeal is pending before it.

(i) Administrative Committee Majority Vote And Arbitration.

(1) Except with respect to actions taken by the unanimous written consent of all members without a meeting, all actions taken by the Administrative Committee shall be by a vote of a majority of the members present at a meeting and entitled to vote. All such votes shall be binding within the authority of the Committee and conclusive upon the Employer, the Participants, the Union and all other parties and persons having or claiming to have any interest whatsoever in the Plan or the Trust Fund except as otherwise required by law.

(2) Upon failure to reach a majority vote, the Administrative Committee shall proceed as follows:

(A) The Committee shall agree upon and select a neutral person to sit with it as its temporary Chairman with powers to make a decision regarding the matter in dispute;

(B) If the Committee fails to agree upon a neutral person within 30 days of the date of its inability to obtain a majority vote, then, upon the written request of at least two members of the Committee, the Committee shall request a list of arbitrators from the federal mediation and conciliation service and an impartial arbitrator shall be designated in accordance with the rules and procedures of the federal mediation and conciliation service. The arbitrator shall have authority to act only with respect to the interpretation or application of the provisions of the Plan on which the Committee was unable to reach a majority vote. The decision of the arbitrator shall be final, binding and conclusive upon the Committee, the Employer, the Union, Participants and all other parties and persons having or claiming to have any interest whatsoever in the Plan or the Trust Fund except as otherwise required by law.

(3) The fees and expenses of the arbitrator shall be borne by the Trust. Arbitrator expenses paid or reimbursed from Plan assets will be allocated to Participants’ Accounts by any reasonable method established by the Plan Administrator for the accounting period.

(j) Information from Employer and Union. The Company and the Union shall provide the Committees or their delegates and the Trustee with the information they reasonably need to discharge their duties. The Committees and the Trustee may rely conclusively on the information supplied by the Company or the Union.

Section 11.2 Responsibilities of Administrative Committee

The Administrative Committee is the Plan Administrator, and is the named fiduciary for the operation and administration of the Plan. The Administrative Committee is responsible for the operation and administration of the Plan, and has all of the discretionary authority necessary or appropriate to do so. The Administrative Committee may delegate specific administrative responsibilities to other persons, who need not be members of the Committee. The Administrative Committee’s responsibility and discretionary authority include, but are not limited to:

(a) Interpreting and construing the terms of the Plan;

(b) Establishing policies, procedures, and forms for administering the Plan;

(c) Determining eligibility for participation and benefits, with the exception of the determination of whether a Participant is Disabled;

(d) Allocating contributions, forfeitures, and investment income to Participant Accounts;

(e) Determining the benefits of Participants, alternate payees, and Beneficiaries;

(f) Reviewing and deciding appeals of the determination regarding whether a Participant is Disabled;

(g) Reviewing and deciding second level appeals regarding eligibility for participation and benefits initially reviewed by the Appeals Committee and the amount of benefit payable to Participants, alternate payees and Beneficiaries;

(h) Maintaining records and filing reports;

(i) Employing professionals to render advice as it may deem necessary to the performance of its duties; and

(j) Correcting errors in the administration of the Plan, including adjustment of previous allocations to Participant Accounts, and, with the Employer, requesting approval from the Internal Revenue Service to correct administrative and other operational errors with respect to the Plan.

Section 11.3 Responsibilities of Finance Committee

The Finance Committee is the named fiduciary for the management and control of Plan assets, and has responsibility for the investment of the Trust. The Finance Committee has discretionary authority to administer the Trust, including, but not limited to, the discretionary authority to:

(a) Appoint, remove, and direct the Company to enter into a trust agreement with trustees;

(b) Appoint, remove, and direct the Company to contract with investment managers;

(c) Establish investment guidelines and objectives;

(d) Employ professionals to render advice as it may deem necessary to the performance of its duties;

(e) Monitor the performance of the Trustee and investment managers;

(f) Direct the investment of Plan assets into insurance contracts or other investments, with the Trustee as the policyholder; and

(g) Select the Investment Options available to Participants.

The Employer will indemnify the members of the Finance Committee and any other employees of the Employer who are fiduciaries under ERISA, and hold them harmless against any and all liabilities, including fees and legal expenses, arising out of any act or omission made or suffered in good faith pursuant to the provisions of the Plan and/or arising out of any failure to discharge any fiduciary obligation imposed by ERISA other than a willful failure to discharge an obligation of which the person was aware.

Section 11.4 Responsibilities of Appeals Committee

The Appeals Committee has discretionary authority to:

(a) Determine whether a Participant is Disabled;

(b) Review and decide first level appeals regarding eligibility for participation and benefits and the amount of benefit payable to Participants, alternate payees, and Beneficiaries, with the exception of the determination regarding whether a Participant is Disabled; and

(c) Employ professionals to render advice as it may deem necessary to the performance of its duties;

The Employer will indemnify the members of the Appeals Committee and any other employees of the Employer who are fiduciaries under ERISA, and hold them harmless against any and all liabilities, including fees and legal expenses, arising out of any act or omission made or suffered in good faith pursuant to the provisions of the Plan and/or arising out of any failure to discharge any fiduciary obligation imposed by ERISA other than a willful failure to discharge an obligation of which the person was aware.

Section 11.5 Domestic Relations Orders

Whenever the Plan Administrator is served with a domestic relations order from a court of competent jurisdiction, the Plan Administrator will determine whether the order is qualified under Code §414(p) as follows:

(a) The Plan Administrator will notify the Participant and each alternate payee named in the order that the order was served on the Plan Administrator.

(b) The Plan Administrator will determine whether the order is qualified and will notify the Participant and each alternate payee of its determination.

(c) If the Plan Administrator determines that the order is qualified, the Plan Administrator will direct the Trustee to make payment in accordance with the order as soon as administratively practicable after an appeal period of at least 30 days has expired or has been waived by the Participant and each alternate payee.

(d) During the period in which the Plan Administrator is determining the status of the order, payment of any benefits in dispute will be deferred and the amount of the disputed payments will be segregated in a separate account in the Plan. If the Plan Administrator determines that the order is qualified within 18 months after segregation of the benefits in dispute, the Plan Administrator will direct the Trustee to pay the segregated amount, plus investment income, to the person entitled to receive them in accordance with the order.

(e) If the Plan Administrator determines that the order is not qualified, or if the 18-month period described in paragraph (d) has expired and the qualification issue has not been resolved, the Plan Administrator will restore the segregated amounts to the Participant’s Accounts.

(f) If the Plan Administrator determines that the order is qualified after expiration of the 18-month period, the order will be applied prospectively only.

Section 11.6 Committee Liability

The Administrative Committee, the Finance Committee and the Appeals Committee and their members shall be free from all liability, joint or several, for their acts as members of the Committees, except to the extent their actions may have constituted willful misconduct, or as otherwise required by federal law. The Employer will maintain a policy of liability insurance that protects the Plan from losses caused by breach of fiduciary duty and that also protects the members of the Committees from claims relating to such alleged breaches.

Article 12 : Claims Procedure

Section 12.1 Application for Benefits

Any person claiming a benefit under the Plan, or a duly authorized representative of the person, must submit an application for benefits in a manner provided or approved by the Plan Administrator and provide such other information and documents as the Plan Administrator may request in order to consider the claim. This claims procedure shall be construed to be consistent with the Department of Labor’s applicable regulations in 29 C.F.R. § 2560.503-1, and as they may be amended from time to time.

Section 12.2 Claims Procedure –Non-Disability Determination

(a) The Plan Administrator or its delegate will make the initial determination on all claims, other than a determination regarding whether a Participant is Disabled, and will make the determination based on its interpretation of the terms of the Plan. Section 12.4(a) describes the procedure for claims relating to a Participant’s Disability.

(b) All references to the Plan Administrator in this Section 12.2 also include the Plan Administrator’s delegate in cases where the Plan Administrator has delegated the authority to make the determination regarding the claim.

(c) The Plan Administrator will notify the claimant in writing if any claim for benefits is denied. The notice of the adverse benefit determination will be sent to the claimant within 90 days after receipt of the claim for benefits unless the Plan Administrator determines that special circumstances require an extension of time of up to 90 days for processing the claim. If additional time is needed, the Plan Administrator will notify the claimant of the special circumstances requiring the extension of time and the date by which the determination will be made. The notice will explain the reasons for the adverse determination in language that may be understood by the claimant and will reference the Plan provisions upon which the determination is based. The notice will include a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why the material or information is necessary. The notice will describe the Plan’s appeal procedures and the time limits of the appeal procedures and will include a statement of the claimant’s right to bring a civil action under ERISA §502(a) following an adverse benefit determination on the appeal.

Section 12.3 Appeal Procedure for Non-Disability Determinations

If claimants are not satisfied with a decision of the Plan Administrator, or its delegate, other than the determination of whether a Participant is Disabled, they may exhaust their administrative remedies under this Plan by filing a written appeal in accordance with the provisions of this Section 12.3. As provided in Section 12.5, exhaustion of these administrative remedies is a required as a condition of making a legal claim for benefits under the Plan.

Section 12.4(b) describes the procedure for a claimant to appeal a determination regarding whether a Participant is disabled.

(a) First Level Appeal. Claimants may ask for a review of the Plan Administrator’s decision on their claim by filing a written appeal with the Appeals Committee not later than 60 days after receipt of the notice of adverse benefit determination. The Appeals Committee will decide all first level appeals, and will make the decision based on the Appeals Committee’s interpretation of the terms of the Plan.

(1) Claimants or their authorized representatives will be provided upon request and free of charge, reasonable access to and copies of all documents, records and other information relating to the claim for benefits.

(2) Claimants or their authorized representatives may submit written comments, documents, records and other information relating to their claim in writing. All materials and arguments must be filed with the appeal. The Appeals Committee will take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(3) The Appeals Committee will render its decision on the appeal within a reasonable period of time, but not more than 60 days after receipt by the Appeals Committee of the claimant’s appeal, unless the Appeals Committee determines that special circumstances require an extension of time for processing. If an extension of time for review is required because of special circumstances, the Appeals Committee will give written notice to the claimant of the extension before the commencement of the extension that will state the circumstances requiring the extension and the date by which the determination will be made. An extension of time for review will not entitle the claimant to a hearing before the committee as to the appeal. All appeal materials must be submitted in writing.

(4) The Appeals Committee will advise the claimant in writing of the decision on the appeal stating the reasons for the decision in language that may be understood by the claimant with references to the Plan provisions upon which the appeal determination is based. The notice will contain a statement that the claimant is entitled to receive upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits and a statement of the claimant’s right to bring an action under ERISA §502(a).

(b) Second Level Appeal. A claimant who is not satisfied with the decision of the Appeals Committee may file a written second level appeal with the Administrative Committee not later than 60 days after receipt of the notice of adverse benefit determination from the Appeals Committee. The Administrative Committee will decide all second level appeals, and will make the decision based on the Administrative Committee’s interpretation of the terms of the Plan.

(1) Claimants or their authorized representatives will be provided upon request and free of charge, reasonable access to and copies of all documents, records and other information relating to the claim for benefits.

(2) Claimants or their authorized representatives may submit written comments, documents, records and other information relating to their claim in writing. All materials and arguments must be filed with the appeal. The Administrative Committee will take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination or first appeal.

(3) The Administrative Committee will render its decision on the appeal within a reasonable period of time, but not more than 60 days after receipt by the Administrative Committee of the claimant’s appeal, unless the Administrative Committee determines that special circumstances require an extension of time for processing. If an extension of time for review is required because of special circumstances, the Administrative Committee will give written notice to the claimant of the extension before the commencement of the extension that will state the circumstances requiring the extension and the date by which the determination will be made. An extension of time for review will not entitle the claimant to a hearing before the committee as to the appeal. All appeal materials must be submitted in writing.

(4) The Administrative Committee will advise the claimant in writing of the decision on the appeal stating the reasons for the decision in language that may be understood by the claimant with references to the Plan provisions upon which the appeal determination is based. The notice will contain a statement that the claimant is entitled to receive upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits and a statement of the claimant’s right to bring an action under ERISA §502(a).

Section 12.4 Claims Procedure for Disability Determinations

(a) Initial Claims. The Appeals Committee, as Plan Administrator’s delegate, will make determinations regarding Disability in the same manner as described in Section 12.2 except as otherwise provided in this subsection.

(1) The Appeals Committee will notify the claimant in writing within 45 days after receipt of a claim for benefits, unless the Appeals Committee determines that an extension is required due to matters beyond its control.

(2) The Appeals Committee may take up to two extensions of up to 30 days each by giving notice to the claimant before the expiration of the response period.

(3) The notice of extension will explain the standards for making the Disability determination and the additional information needed to make the determination.

(4) The claimant will have 45 days in which to provide the additional information.

(5) The 45 and 30-day periods in which the Appeals Committee must make its determination are tolled from the date the Appeals Committee notifies the claimant of the need for additional information until the date on which the claimant responds to the request.

(6) If an internal rule, guideline, protocol, or other similar criterion was relied upon in making an adverse Disability benefit determination, the written notice to the claimant shall include either the specific rule, guideline, protocol, or other similar criterion; or a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of the rule, guideline, protocol, or other similar criterion will be provided free of charge upon request to the claimant. If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, the written notice to the claimant shall include either an explanation of the specific or clinical judgment for the determination, applying the terms of the Plan to the specific medical circumstances, or a statement that such explanation will be provided free of charge upon request.

(b) Appeal Procedure. If claimants are not satisfied with a decision of the Appeals Committee, they must exhaust their administrative remedies under this Plan by filing a written appeal in accordance with the provisions of this Section 12.4(b).

(1) Claimants may ask for a review of the decision of the Appeals Committee on their claim by filing a written appeal with the Administrative Committee not later than 180 days after receipt of the notice of adverse benefit determination. The Administrative Committee will make the decision based on the Administrative Committee’s interpretation of the terms of the Plan.

(2) The review on appeal will be conducted by a fiduciary of the Plan who is not the individual making the initial review or a subordinate of that individual.

(3) If the determination involves medical judgment, the Administrative Committee will consult with a health care professional with appropriate training and experience in the field of medicine involved in the medical judgment.

(4) The Administrative Committee will identify the medical or vocational experts who rendered advice to the Appeals Committee in connection with the initial adverse benefit determination without regard to whether the advice was relied upon.

(5) The health care professional engaged for the appeal will not be the same individual or a subordinate of the individual consulted in connection with the initial adverse determination.

(A) Claimants or their authorized representatives will be provided upon request and free of charge, reasonable access to and copies of all documents, records and other information relating to the claim for benefits.

(B) Claimants or their authorized representatives may submit written comments, documents, records and other information relating to their claim in writing. All materials and arguments must be filed with the appeal. The Administrative Committee will take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(C) The Administrative Committee will render its decision on the appeal within a reasonable period of time, but not more than 45 days after receipt by the Administrative Committee of the claimant’s appeal, unless the Administrative Committee determines that special circumstances require an extension of time for processing. If an extension of time for review is required because of special circumstances, the Administrative Committee will give written notice to the claimant of the extension before the commencement of the extension that will state the circumstances requiring the extension and the date by which the determination will be made. An extension of time for review will not entitle the claimant to a hearing before the committee as to the appeal. All appeal materials must be submitted in writing.

(D) The Administrative Committee will advise the claimant in writing of the decision on the appeal stating the reasons for the decision in language that may be understood by the claimant with references to the Plan provisions upon which the appeal determination is based. The notice will contain a statement that the claimant is entitled to receive upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits and a statement of the claimant’s right to bring an action under ERISA §502(a).

Section 12.5 Legal Actions

Any claimant who wishes to bring a civil action in connection with a claim for benefits under the Plan must first complete each step of the claims procedures set forth in this Article 12. In addition, any claimant who wishes to bring a civil action after having exhausted the claims procedures set forth in this Article 12 must bring such civil action within 24 months after the claimant’s receipt of the final decision on the appeal of the adverse benefit determination. Any claimant who fails to file such civil action within 24 months after receipt of a final adverse benefit determination shall be barred from filing such action at any later date.

Article 13 : Amendment and Termination

Section 13.1 Duration

The Company and the International Union may terminate, amend or modify the Plan at any time, subject to the terms of the Collective Bargaining Agreement and the Master Agreement.

Section 13.2 Amendment

(a) The six members of the Administrative Committee may amend the Plan at any time by a unanimous vote, with or without advance notice to Employees, Participants, or Beneficiaries. However, the Administrative Committee may not adopt any amendment that changes a contribution obligation, eligibility or participation rules, or vesting unless the change has been agreed to by the Company, the International Union and the applicable Union.

(b) An amendment shall not retroactively reduce a Participant’s Account Balance or vesting or eliminate an optional form of distribution unless required or permitted by law. An amendment shall not divert or use any part of the assets of the Trust for any purpose other than for the sole benefit of Participants, alternate payees, surviving Spouses, or other Beneficiaries under the Plan or for necessary expenses. In addition, no amendment shall have the effect of vesting in the Employer any interest in any funds, securities or other property subject to the terms of this Plan and the Trust.

(c) In the event that an amendment is required in order to comply with applicable law or to prevent the disqualification of the Plan under the Code, the Company, the International Union, and the Administrative Committee will cooperate to agree on an amendment that will satisfy the legal requirements on or before the applicable deadline.

(d) Any amendment to the Plan or other instrument affecting the Plan requiring the signatures of more than one person may be signed in counterparts, none of which need to be signed by all parties thereto and all of such counterparts shall constitute the amendment or other instrument.

Section 13.3 Termination

(a) The Employer together with the Union may terminate the Plan as provided in Section 13.1, with or without advance notice to Employees, Participants, or Beneficiaries.

(b) Upon the termination or the partial termination of the Plan, or upon complete discontinuance of contributions to the Trust, all Participants shall have a nonforfeitable right to their Account Balances.

(c) In the event of termination of the Plan and after payment of all expenses; the Plan Administrator may direct that either:

(1) Each Participant and each Beneficiary of a deceased Participant receive his entire benefit as soon as reasonably possible; provided that, the Employer does not maintain or establish another defined contribution plan as of the date of said termination; or

(2) The Trust be continued and Participants’ benefits be distributed as provided in the Plan.

Section 13.4 Plan Merger

(a) The Plan shall not merge or consolidate with, or transfer any assets or liabilities to, any other plan, unless each Participant would receive a benefit immediately after the merger, consolidation or transfer (if the Plan were then terminated) which is equal to or greater than the benefit he would have been entitled to immediately before the merger, consolidation, or transfer (if the Plan were then terminated).

(b) The Employer may enter into merger agreements or direct transfer of assets agreements to address transfers of assets to or from this Plan to or from other qualified retirement plans, and may accept the direct transfer of plan assets, or may transfer plan assets, as a party to any such agreement. The Employer may not participate in a merger, consolidation, or transfer of assets with a defined benefit plan if such action would result in a defined benefit feature being maintained under this Plan. The Employer may not transfer any amounts attributable to Before-Tax, After-Tax, or Catch-Up Contributions, Matching Contributions, or Special Employer Contributions unless the transferee plan provides that the limitations of Treasury Regulation §1.401(k)-1(d) apply to such amounts (including post-transfer earnings on such amounts), unless the amounts could have been distributed at the time of the transfer (other than for hardship), and unless the transfer is an elective transfer described in Treasury Regulation §1.411(d)-4, Q&A-3(b)(1).

(c) The limits of Treasury Regulation §1.401(k)-1(d) applicable to Before-Tax, After-Tax, or Catch-Up Contributions, Matching Contributions, or Special Employer Contributions shall continue to apply to any amounts attributable to such contributions (including post-transfer earnings on such contributions) transferred to this Plan, unless the amounts could have been distributed at the time of the transfer (other than for hardship), and the transfer is an elective transfer described in Treasury Regulation §1.411(d)-4, Q&A-3(b)(1).

(d) The Plan shall hold, administer, and distribute the transferred assets as a part of the Plan. The Plan may maintain a separate account for the benefit of the Employee on whose behalf the Plan accepted the transfer in order to reflect the value of the transferred assets. A Participant’s Code §411(d)(6) protected benefits may not be eliminated by reason of transfer or any transaction amending or having the effect of amending a plan or plans to transfer benefits except as permitted by law.

Article 14 : Funding

Section 14.1 Trust Requirement

(a) All assets of the Plan will be held in the Trust for the exclusive benefit of Participants and Beneficiaries and for the payment of reasonable Plan administration expenses.

(b) All contributions under the Plan will be paid to the Trustee for deposit in the Trust. All assets of the Trust, including investment income, will be retained for the exclusive benefit of Participants and beneficiaries.

Section 14.2 Prohibition on Diversion / No Reversion of Employer Contributions

(a) Except as provided in this Section 14.2, no part of the Trust may be diverted or used for any purpose other than the payment of benefits, administration expenses, and taxes, until all benefit liabilities to Participants and beneficiaries have been satisfied.

(b) The Employer shall have no direct or indirect interest in the Trust Fund, except as follows:

(1) The Trust may be used to defray the reasonable expenses of administering the Plan and Trust.

(2) If a contribution is made by the Employer under a mistake of fact, the portion of the contribution resulting from the mistake of fact may be returned to the Employer within one year after the date of payment. The refunded amount shall not include any investment earnings relating to the contributions made under a mistake of fact, but the amount refunded shall be reduced by any investment losses.

(3) Each contribution made by the Employer to the Plan is conditioned on its deductibility under Code §404. If all or part of any contribution is not deductible, the portion which is not deductible shall be returned to the Employer within one year after it is determined not to be deductible.

(c) The Trust Fund shall not be subject to the rights or claims of any creditor of the Employer.

Article 15 : Miscellaneous

Section 15.1 Limitation of Rights

(a) The rights of all Participants under the Plan are limited to participation according to the terms of the Plan. No Participant, surviving Spouse, alternate payee, or Beneficiary has any right to any benefit under the Plan except in accordance with the terms of the Plan.

(b) The Plan does not give any Employee or Participant any interest in assets, business, or affairs of the Employer or any Related Employer, or the right to examine the books and records of the Employer or any Related Employer, and is not to be interpreted or construed otherwise.

Section 15.2 No Right to Employment

Nothing in this Plan shall be construed as a contract of employment between the Employer and any Participant or as a right of any Participant to be continued in the employment of the Employer or as a limitation of the right of the Employer to discharge any of its Employees.

Section 15.3 Prohibition on Assignment and Alienation

(a) No benefit, right, or other interest of any Participant or Beneficiary is subject to any assignment or alienation. All benefits, rights, and other interests of Participants, surviving Spouses, alternate payees, and Beneficiaries are protected, to the maximum extent permitted by law, from the claims of creditors.

(b) The terms “assignment” and “alienation” include any sale, transfer, or other disposition; any anticipation, pledge, security agreement, or other method of securing payment or performance of an obligation; any garnishment, execution, attachment, levy, or other method of satisfying a creditor’s claims; and any arrangement described in Treasury Regulation §1.401(a)-13(c)(1). The terms “assignment” and “alienation” do not include any arrangement described in Treasury Regulation §1.401(a)-13(c)(2).

(c) This prohibition does not apply to any Qualified Domestic Relations Order, any domestic relations order entered before 1985 (if benefits are already being paid under such order or if the Administrative Committee elects to treat it as a Qualified Domestic Relations Order), any plan loan to a Participant, or any arrangement permitted by Treasury Regulation §1.401(a)-13(d) or (e).

Section 15.4 Litigation

(a) In any legal action involving the Plan or Trust, the Employer, the Plan Administrator, and the Trustee will be the only necessary parties on behalf of the Plan and Trust. No Participant, Beneficiary, or other person claiming any interest in the Plan or Trust will have any right to notice or service of process in any such legal action; and the judgment of the court will be conclusive and binding on all such persons.

(b) In case of any dispute regarding payment or delivery of money or property held in the Trust, the Trustee may retain the money or property until final adjudication by a court of competent jurisdiction, or the Trustee may deposit the money or property with the court for further disposition as determined by the court. The Trustee will have no liability for doing so. If the deposit is accepted by the court, the Trustee will have no further responsibility for the money or property.

Section 15.5 Severability of Provisions

(a) The Plan and Trust will be administered so as to qualify under Code §§401(a) and 501(a) and comply with ERISA. If any provision in the Plan or Trust agreement conflicts with any tax-qualification requirement of the Code or any other requirement of ERISA, the provisions of the Code and ERISA will control.

(b) If a court determines that any provision of the Plan or Trust agreement is unenforceable, the court may modify the provision, if possible, so as to give effect to the Plan and Trust agreement in a way that is consistent with the purpose of the Plan and the requirements of governing law. If such a modification is not possible, the court may sever the unenforceable provision and enforce the rest of the Plan and Trust agreement in a way that is consistent with the purpose of the Plan and the requirements of governing law.

(c) The Employer, Plan Administrator, Trustee and the Appeals Committee may apply any permissive provision of any applicable law or regulation unless the provision is contrary to the terms of the Plan or Trust agreement.

Section 15.6 Governing Law

The Plan and Trust are governed by the law of the State of Michigan, even if principles of Michigan law regarding conflict of laws or choice of law would otherwise require or permit a court to apply the law of another jurisdiction, except to the extent that Michigan law is preempted by the law of the United States of America (including any common law developed by federal courts under the applicable laws of the United States).

Section 15.7 Investments in Kellogg Company Stock

(a) Each Participant, alternate payee or surviving Spouse, as a named fiduciary, shall have the right to direct the Trustee as to the manner of voting and the exercise of all other rights which a shareholder of record has with respect to Company Stock allocated to the Participant’s Accounts (including, but not limited to, the right to sell or retain such shares in a public or private tender offer). In the event that a Participant shall fail to direct the Trustee as to the manner of voting with respect to Company Stock allocated to the Participant’s Accounts, the Trustee shall not vote such shares or exercise such rights with respect to such pro rata interest.

(b) Participant contributions to the Plan that are invested in Company Stock, including in the ESOP portion of the Plan, shall be recorded as a specific number of shares. Each Participant may be charged a per share transaction fee with respect to each transfer into or out of Company Stock, which will reduce such Participant’s investment in the Plan in Company Stock. All transfers into and out of Company Stock in the Plan shall be made in accordance with the specific procedures established by the Plan Administrator. The price that a Participant receives for each transfer into or out of Company Stock will depend on the total transfers initiated by all Plan Participants on the date that the transfer is requested. Such price shall be either: (i) the closing market price of Company stock on the New York Stock Exchange on the date that the transfer is requested (provided that the transfer is requested by 4:00 p.m. Eastern Standard Time on such date) or the next business day if the transfer is requested on a day that the New York Stock Exchange is not open for business; (ii) or a weighted average price, whichever is applicable given the total transfers on such date.

(c) Plan contributions invested in Company Stock may be subject to withdrawal and loan restrictions established by the Plan Administrator, including, but not limited to a requirement that such contributions be transferred to another investment fund before they are available for withdrawals or loans.

Section 15.8 Notices.

Any notice required or permitted by the Plan or Trust to be given to any Participant and not otherwise provided for herein may be given by electronic medium in accordance with Treasury Regulation § 1.40l(a)-21 or by sending the notice by regular mail addressed to such address as shown by the Employer’s records. However, if the Participant notified the Administrative Committee, in writing, of another address and the Administrative Committee has acknowledged receipt of that notification in writing, notices from the Plan and Trust to the Participant shall be sent to that address. It shall be the duty of the Participant to advise the Administrative Committee of any changes in address. The Administrative Committee shall have no duty to inquire whether an address previously provided by the Participant and acknowledged by the Administrative Committee has changed.

Any notice to the Employer shall be given in writing by sending the same by registered or certified mail to the Employer at the following address: Kellogg Company, One Kellogg Square, P. O. Box 3599, Battle Creek, Michigan 49016-3599, Attention: Vice President, Labor Relations.

Any notice to or document to be given to the Administrative Committee shall be given in writing by sending the same by registered or certified mail to the Administrative Committee at the following address: Kellogg Company, One Kellogg Square, P.O. Box 3599, Battle Creek, Michigan, 49016-3599, Attention: Vice President, Labor Relations.

THE KELLOGG COMPANY

BAKERY, CONFECTIONERY, TOBACCO WORKERS

AND GRAIN MILLERS

SAVINGS AND INVESTMENT PLAN

2016 Restatement

(for Plan Years beginning on or after January 1, 2016)

The Plan is hereby amended and restated as set forth in the attached document. This restatement is effective January 1, 2016.

Kellogg Company — Bakery, Confectionery, Tobacco Workers and Grain Millers For the Union

/s/ David Durkee

Date:	1/29/16

/s/ Steven Bertelli

Date:	1/28/16

/s/ John J Price

Date:	1/29/16

For Kellogg Company

/s/ Gary Pilnick

Date:	January 29, 2016